Exhibit 4.1

Execution Version

MEDIA GENERAL FINANCING SUB, INC.

(to be merged with and into LIN TELEVISION CORPORATION),

as Issuer,

and

THE BANK OF NEW YORK MELLON, as Trustee

INDENTURE

Dated as of November 5, 2014

5.875% Senior Notes due 2022

-i-

-ii-

-iii-

Section 904.	Effect of Supplemental Indentures.	109
Section 905.	Conformity with Trust Indenture Act.	109
Section 906.	Reference in Notes to Supplemental Indentures.	110

ARTICLE TEN	COVENANTS	110

Section 1001.	Payment of Principal, Premium and Interest.	110
Section 1002.	Maintenance of Office or Agency.	110
Section 1003.	Money for Note Payments to Be Held in Trust.	111
Section 1004.	Corporate Existence.	112
Section 1005.	Payment of Taxes and Other Claims.	112
Section 1006.	[Reserved].	113
Section 1007.	[Reserved].	113
Section 1008.	Limitation on Indebtedness.	113
Section 1009.	Limitation on Restricted Payments.	117
Section 1010.	Limitation on Transactions with Affiliates.	125
Section 1011.	Limitation on Liens.	127
Section 1012.	Limitation on Sale of Assets.	132
Section 1014.	Future Guarantors.	136
Section 1015.	Purchase of Notes upon a Change of Control.	137
Section 1016.	[Reserved].	140
Section 1017.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.	141
Section 1018.	Limitation on Activities of Escrow Sub.	143
Section 1019.	Reports and Other Information.	144
Section 1020.	Statement by Officers as to Default.	146
Section 1021.	Waiver of Certain Covenants.	146
Section 1022.	Effectiveness of Covenants upon an Investment Grade Rating Event.	147
Section 1023.	Additional Interest Notice.	148

ARTICLE ELEVEN	REDEMPTION OF SECURITIES	148

Section 1101.	Rights of Redemption.	148
Section 1103.	Election to Redeem; Notice to Trustee.	150
Section 1104.	Selection of Notes to Be Redeemed.	150
Section 1105.	Notice of Redemption.	151
Section 1106.	Deposit of Redemption Price.	152
Section 1107.	Notes Payable on Redemption Date.	152
Section 1108.	Notes Redeemed or Purchased in Part.	153
Section 1109.	Calculations with respect to Redemptions.	153

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ARTICLE TWELVE	SATISFACTION AND DISCHARGE	153

Section 1201.	Satisfaction and Discharge of Indenture.	153
Section 1202.	Application of Trust Money.	155

ARTICLE THIRTEEN	GUARANTEE	155

Section 1301.	Guarantors’ Guarantee.	155
Section 1302.	Continuing Guarantee; No Right of Set-Off; Independent Obligation.	156
Section 1303.	Guarantee Absolute.	157
Section 1304.	Right to Demand Full Performance.	159
Section 1305.	Waivers.	159
Section 1306.	The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations.	160
Section 1307.	Fraudulent Conveyance; Contribution; Subrogation.	161
Section 1308.	Guarantee Is in Addition to Other Security.	161
Section 1309.	Release of Security Interests.	161
Section 1310.	No Bar to Further Actions.	162
Section 1311.	Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.	162
Section 1312.	Trustee’s Duties; Notice to Trustee.	162
Section 1313.	Successors and Assigns.	163
Section 1314.	Release of Guarantee.	163
Section 1315.	Execution of Guarantee.	164

EXHIBIT A	Form of Regulation S Certificate
EXHIBIT B	Form of Restricted Notes Transfer Certificate
EXHIBIT C	Form of Restricted Notes Transfer Certificate
EXHIBIT D	Form of Unrestricted Notes Certificate

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Reconciliation and tie between Trust Indenture Act of 1939

and Indenture

Trust Indenture Act Section	Indenture Section

§ 310 (a)	610, 611
(a)(1)	608
(a)(2)	608
(b)	607, 609
§ 311 (a)	612
§ 312 (a)	701
(b)	702
(c)	702
§ 313 (a)	703
(c)	703, 1019
§ 314 (a)	1019
(a)(4)	1020
(c)(1)	103
(c)(2)	103
(e)	103
§ 315 (a)	602, 903
(b)	601, 602, 903
(c)	602, 903
(d)	602, 903
(e)	514
§ 316 (a)(last sentence)	101
(a)(1)(A)	(“Outstanding”)
(a)(1)(B)	502, 512
(b)	513
(c)	508
105
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of November 5, 2014, between MEDIA GENERAL FINANCING SUB, INC., a Delaware corporation, as the Issuer (as defined below), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Issuer has duly authorized the creation of an issue of (i) 5.875% Senior Notes due 2022, Series A (the “Series A Notes”) and an issue of 5.875% Senior Notes due 2022, Series B (the “Series B Notes” and, together with the Series A Notes, the “Initial Notes”) of substantially the tenor and amount hereinafter set forth and (ii) if and when issued, an unlimited principal amount of additional notes (the “Additional Notes”), and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. Such Additional Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to Notes in this Indenture include these Additional Notes if they are in the same series, unless the context requires otherwise.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

All acts and things necessary have been done to make (i) the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer and (ii) this Indenture a valid agreement of the Issuer in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person (including by way of merger or combination), in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” has the meaning specified in the Recitals.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any executive officer or director of such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value as of such Redemption Date of (1) the Redemption Price of such Note on November 15, 2017, (such Redemption Price being described in the table in

Section 1101(a)) plus (2) all required interest payments due on such Note through November 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary for such Note, Euroclear and/or Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary or (ii) property or assets of the Issuer or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include (A) a transaction or series of related transactions in which the Issuer or any Restricted Subsidiary receives aggregate consideration of less than $40,000,000; (B) transactions covered by Article Eight or that constitutes a Change of Control; (C) a Restricted Payment that otherwise qualifies under Section 1009 and any Permitted Investment; (D) any disposition of Temporary Cash Investments, inventory, obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of, in each case, in the ordinary course of business; (E) sales resulting from any casualty or condemnation of property or assets; (F) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (G) licenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other property (other than any Station Licenses), in each case which do not materially interfere with the business of the Issuer and the Restricted Subsidiaries; (H) a transfer of property or assets or Equity Interests between or among the Issuer and its Restricted Subsidiaries; (I) (1) the creation of a Lien not prohibited by the Indenture, (2) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by the Indenture, or (3) sales of assets received by the Issuer or any Restricted Subsidiary upon the foreclosure on a Lien; (J) dispositions resulting from requirements of regulatory authorities; (K) any transfer or disposition of property or assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary; (L) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (M) the unwinding of obligations under any Interest Rate Agreements; (N) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable into a notes receivable; (O)

the surrender or waiver or contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; (P) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture partners set forth in joint venture agreements and similar binding arrangements; or (Q) the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

“Asset Swap” means an Asset Sale by the Issuer or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Issuer and the Restricted Subsidiaries.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of Parent, the Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent, the Issuer or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the city in which the Corporate Trust Office is located are authorized or required by law to remain closed.

“Capital Lease Obligation” means any obligation of the Issuer and the Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Change of Control” means the occurrence of one or more of the following events:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “group”) (whether or not otherwise in compliance with the provisions of the Indenture), other than to any Person so long as no Person or group has the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the voting power of the Voting Stock of such transferee Person; or

(ii) a majority of the board of directors of the Issuer or Parent shall consist of Persons who are not Continuing Directors; or

(iii) the acquisition by any Person or group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the voting power of the Voting Stock of the Issuer; provided that so long as the Issuer is a subsidiary of a parent company, no Person shall be deemed to have the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the voting power of the Voting Stock of the Issuer unless such Person shall have the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the voting power of the Voting Stock of such parent company;

provided, however, that (1) a transaction in which the Issuer or any direct or indirect parent of the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Person”) shall not constitute a Change of Control if (a) the shareholders of the Issuer or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Issuer or such parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no Person, other than the Other Person (but including the holders of the Equity Interests of the Other Person), beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the Other Person; (2) any transaction in which the Issuer remains a wholly-owned subsidiary of Parent, but one or more intermediate holding companies between Parent and the Issuer are added, liquidated, merged or consolidated out of existence, shall not constitute a Change of Control; (3) any holding company whose only significant asset is Equity Interests of the Issuer, Parent or any direct or indirect parent of the Issuer shall not itself be considered a Person or group for purposes of this definition; (4) the transfer of assets between or among the Restricted Subsidiaries and the Issuer in accordance with the terms of the Indenture shall not itself constitute a Change of Control; (5) a Person or group shall not be deemed to have beneficial ownership of securities (or beneficially own) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement and (6) a Change of Control shall not be deemed to occur as a result of the Transactions.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Consolidated Interest Expense” means, without duplication, for any period, the sum of (a) the interest expense of the Issuer and the Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (1) amortization of debt discount, (2) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (3) the net cost under Interest Rate Agreements (including amortization of discounts and non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any obligations under any Interest Rate Agreements or other derivative instruments)), and (4) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer during such period, and all capitalized interest of the Issuer and the Consolidated Restricted Subsidiaries, minus (c) cash interest income of the Issuer and the Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income (Loss)” means, for any period, the consolidated net income (or loss) of the Issuer and the Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), (a) by excluding, without duplication, (1) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense, (2) the portion of net income (or loss) of the Issuer and the Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends, distributions, returns on investment or other payment actually paid to the Issuer or the Consolidated Restricted Subsidiaries by such other Person or Unrestricted Subsidiaries during such period, (3) any net after-tax effect of gains or losses attributable to business dispositions or asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded, (4) the net income of any Consolidated Restricted

Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released and (ii) restrictions pursuant to any Credit Facility, the Indenture or the Notes), except that the Issuer’s equity in the net income of any such Consolidated Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Investments actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Consolidated Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Consolidated Restricted Subsidiary, to the limitation contained in this clause), (5) any goodwill or other intangible impairment charge or write-off, in each case, pursuant to GAAP, (6) the cumulative effect of a change in accounting principles, (7) any net after-tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations not in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded, (8) any net after-tax income (loss) from the early extinguishment of (a) Indebtedness, (b) obligations under Interest Rate Agreements or (c) other derivative instruments shall be excluded, (9) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, including any expense resulting from the application of Statement of Financial Accounting Standards No. 123R shall be excluded, provided that any subsequent settlement in cash shall reduce Consolidated Net Income (Loss) for the period in which such payment occurs, and (10) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded; provided that the Consolidated Net Income (Loss) of the Issuer shall be increased by the amount of dividends, distributions, returns on investment or other payments that are actually paid in cash (or to the extent converted into cash) to the referenced Person or a Restricted Subsidiary thereof in respect of such period, and (b) by including, to the extent excluded in calculating such net income (or loss), without duplication, any cash contributions to the Issuer or any Consolidated Restricted Subsidiary by any Person that is not a Subsidiary or Unrestricted Subsidiaries provided, however, that there shall be added to net income an amount equal to the consolidated cash flow losses attributable to stations which the Issuer or any of the Restricted Subsidiaries operates pursuant to Local Marketing Agreements, provided that such add back shall not exceed $3,000,000 in any four quarter period.

In addition, to the extent not already included in the Consolidated Net Income of the Issuer and its Consolidated Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are actually reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder or under any other agreement providing for reimbursement of such expense and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Continuing Director” means, as of the date of determination, any Person who: (a) in the case of Parent, was a member of the board of directors of Parent on the Effective Date, and, in the case of the Issuer, was a member of the board of directors of the Issuer on the Effective Date; or (b) was either nominated for election or elected to the board of directors of Parent or the Issuer with the affirmative vote of a majority of the Continuing Directors who were members of the board of directors of Parent or the Issuer, respectively, at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at The Bank of New York Mellon 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means that certain credit agreement, dated as of July 31, 2013, among Media General, Inc., the financial institutions party thereto and the Royal Bank of Canada, as administrative agent, including any related notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, supplemented, modified, extended, replaced, renewed, restated, refunded, restructured, increased or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility, agreement, indenture or Credit Facility that increases the amount borrowable or issuable thereunder or alters the maturity thereof or adds entities as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Credit Facility” or “Credit Facilities” means one or more credit facilities, debt facilities, loan agreements, indentures, financing trust deeds, commercial paper facilities, note purchase agreements or other financing arrangements (including, without limitation, the Credit Agreement), in each case with banks, lenders, purchasers, funds, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivable financings, capital leases, letters of credit or other borrowings or other extensions of credit, including any related notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings, restructurings, increases or refinancings thereof in whole or in part from time to time, including any replacement, refunding or refinancing facility, agreement or indenture that increases the amount borrowable or issuable thereunder or alters the maturity thereof or adds entities as additional borrowers, issuers or guarantors thereunder or otherwise alters the terms and conditions thereof and whether by the same or any other agent, lender, group of lenders or otherwise.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from the first day of the fiscal quarter in which the Effective Date occurs to the end of the Issuer’s most recently ended full fiscal quarter prior to such date for which financial statements are available (as determined in good faith by the Issuer), taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from the first day of the fiscal quarter in which the Effective Date occurs to the end of the Issuer’s most recently ended full fiscal quarter prior to such date for which financial statements are available (as determined in good faith by the Issuer), taken as a single accounting period.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Issuer (excluding any such Disqualified Equity Interests held by the Issuer or a wholly-owned Restricted Subsidiary) to (b) Operating Cash Flow of the Issuer and

the Restricted Subsidiaries on a Consolidated basis for the most recent Test Period divided by two (2), determined on a pro forma basis and after giving pro forma effect to (1) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, other than incurrence of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Test Period and on or prior to the date of determination, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such Test Period; (2) the incurrence, repayment or retirement of any other Indebtedness by the Issuer and its Restricted Subsidiaries since the first day of such Test Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Test Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such Test Period); (3) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such Test Period; (4) any acquisition or disposition by the Issuer and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such Test Period, assuming such acquisition or disposition had been consummated on the first day of such Test Period; and (5) annualized cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, “Cost Savings Measures”), which Cost Savings Measures are determined in good faith by, and are set forth on an officer’s certificate to the Trustee signed by, a responsible financial or accounting officer of the Issuer; provided that such Cost Savings Measures either (x) could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission or (y) are, in the judgment of any such officer, reasonably identifiable and factually supportable pro forma cost savings that have occurred or are reasonably expected to occur within 12 months of the date of the applicable transaction.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issued in the form of Global Notes, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Issuer pursuant to Section 305(b), in each case registered as a “clearing agency” under the Exchange Act and maintaining a book-entry system that qualifies for treatment as “registered form” under Section 163(f) of the Code.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration (other than any Local Marketing Agreement valuation treated as cash) received by the Issuer or any of the Restricted Subsidiaries in connection with an Asset Sale (other than an Asset Swap) that is conclusively designated pursuant to an Officer’s Certificate.

“Designated Preferred Equity Interests” means Preferred Equity Interests of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Equity Interests), that is issued for cash (other than to the Issuer or any of the Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of the Subsidiaries) and is so designated as Designated Preferred Equity Interests, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 1009(a)(3).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the Holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Issuer in circumstances where the Holders of the Notes would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Effective Date” means the date on which the Escrowed Property is released to or at the order of Escrow Sub after the Escrow Conditions are fulfilled and the Escrow Agent receives the Escrow Officer’s Certificate.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests and partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Equity Offering” means a public or private offering (including, without limitation, a direct placement) for cash by the Issuer or any direct or indirect parent of the Issuer of Equity Interests (the proceeds of which are contributed to the equity capital of the Issuer) (other than Disqualified Equity Interests), other than (x) public offerings with respect to any of such entity’s Equity Interests registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of any of such entity’s or (z) any offering of Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Escrow Account” means the account in which the gross proceeds received from the offering of the Initial Notes, together with additional amounts (the “Escrowed Funds”), will be placed pending consummation of the LIN Merger, such that the Escrowed Funds will be equal to the sum of (x) the aggregate principal amount of the Initial Notes and (y) the amount of interest that would accrue on the Initial Notes for the period from the Issue Date to, but excluding, the LIN Merger Deadline (such date, the “Redemption Deadline”).

“Escrow Agent” means The Bank of New York Mellon.

“Escrow Agreement” means the escrow agreement, dated the Issue Date, among Escrow Sub, the Trustee and the Escrow Agent.

“Escrow Merger” means the merger of Escrow Sub with and into LIN Television.

“Escrow Officer’s Certificate” means an Officer’s Certificate of Escrow Sub certifying that:

(i) all conditions to the closing of the LIN Merger as set forth in the LIN Merger Agreement (other than those conditions which by their terms are only capable of being satisfied at closing, but subject to the satisfaction or written waiver of those conditions so long as such waiver is not materially adverse to the Holders of the Notes) have been or will be at closing satisfied or waived;

(ii) the LIN Merger will be consummated on substantially the terms described in the Offering Memorandum substantially concurrently with the release of funds on deposit in or credited to the Escrow Account;

(iii) the Escrowed Funds will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum; and

(iv) contemporaneously with the release of the Escrowed Funds, LIN Television shall assume, by supplemental Indenture all of the obligations of Escrow Sub under the Initial Notes and the Indenture and the Guarantors shall by supplemental indenture agree to become guarantors of the Notes under the Indenture (collectively, the “Escrow Conditions”).

“Escrow Property” means the Trustee’s first-priority interest in the Escrow Account, for the benefit of the Holders of the Notes, the Issuer’s rights in the Escrow Agreement and all deposits therein.

“Escrow Sub” means Media General Financing Sub, Inc., a Delaware corporation.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the Notes Exchange Act of 1934, as amended.

“Exchange Offer” means an exchange offer by the Issuer of Series B Notes for Series A Notes to be effected pursuant to the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the registration statement under the Securities Act contemplated by the Registration Rights Agreement.

“Existing Notes” means the 6 3/8% Senior Notes due 2021 issued by LIN Television.

“Fair Market Value” means, with respect to any Investment, asset, property or transaction, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer).

“FCC” means the Federal Communications Commission.

“Film Contract” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Foreign Subsidiary” means, (i) any Restricted Subsidiary that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) any direct or indirect Restricted Subsidiary if substantially all of its assets consist of Equity Interests of one or more direct or indirect Restricted Subsidiaries described in clause (i) of this definition and (iii) any direct or indirect Restricted Subsidiary of a Subsidiary described in clauses (i) or (ii) of this definition.

“Financial Officer” means the chief financial officer, chief accounting officer or treasurer of the Issuer or Parent.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

“Global Note” means a Note in book-entry form in the form prescribed in Sections 202 through 205 evidencing all or part of the Notes, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including, without limitation, the Guarantees by the Guarantors included in Article Thirteen of this Indenture and any Guarantee delivered pursuant to Section 1014.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section 101 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means, following the Escrow Merger, (1) Parent, each Subsidiary that is either a borrower or guarantor under the Credit Agreement and (2) each other Subsidiary which becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case, until released from its respective Guarantee pursuant to this Indenture.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, future contract, forward contract or similar agreement or arrangement entered into to manage, protect against or mitigate the effect of fluctuations in the price of Parent’s publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Issuer and the Subsidiaries and any master agreement relating to any of the foregoing.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Immaterial Subsidiary” means each Restricted Subsidiary that meets all of the following criteria calculated on a pro forma basis as of the last day of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available: (i) the assets of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 2.5% of the total Consolidated assets of the Issuer and the Restricted Subsidiaries as of the last day of the most recent Test Period and the gross revenues of such Restricted Subsidiary is less than 2.5% of the Consolidated gross revenues of the Issuer and the Restricted Subsidiaries for the most recent Test Period and (ii) at no time shall (A) the total assets of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate as of the last day of the most recent Test Period equal or exceed 5% of the total Consolidated assets of the Issuer and the Restricted Subsidiaries as of such date or (B) the gross revenues for such Test Period of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate equal or exceed 5% of the Consolidated gross revenues of the Issuer and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person (but excluding any terminated derivatives being amortized), (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or dividends, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include (a) any obligations of the Issuer and the Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business and (b) any obligations associated with post-retirement benefits and pension plans. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of the Issuer and the Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Issuer and the Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (2) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Indenture Obligations” means the obligations of the Issuer and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

“Initial Purchasers” means RBC Capital Markets, LLC, Capital One Notes, Inc., Deutsche Bank Notes Inc., SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Notes (USA), Inc. and Mizuho Notes USA Inc., as initial purchasers of the Notes.

“Initial Notes” has the meaning specified in the Recitals.

“Institutional Accredited Investor” means any institutional “accredited investor” as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act who is not a QIB.

“Institutional Accredited Investor Transfer Certificate” means a certificate substantially in the form set forth in Exhibit C.

“Institutional Accredited Investor Global Notes” means one or more permanent Global Notes in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors in reliance on Regulation D under the Securities Act.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of Parent or the Issuer) which shall be substituted for Moody’s) or BBB- by S&P (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of Parent or the Issuer) which shall be substituted for S&P).

“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees),

advances or capital contributions (excluding accounts receivable, trade credit, advances or extensions of credit to customers and vendors, commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1009: (1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Issuer.

For the avoidance of doubt, a guarantee by the Issuer or a Restricted Subsidiary of the obligations of another Person (the “primary obligor”) shall not be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the primary obligor to the extent that such obligations of the primary obligor are in favor of the Issuer or any Restricted Subsidiary.

“Issue Date” means November 5, 2014.

“Issuer” means (a) prior to the consummation of the Escrow Merger, Escrow Sub, and does not include any of its subsidiaries and (b) upon consummation of the Escrow Merger, LIN Television, and does not include any of its subsidiaries, unless the context otherwise requires, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any Officer of the Issuer and delivered to the Trustee.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“LIN Merger” means the proposed business combination between LIN Media LLC, a Delaware limited liability company, and Media General, Inc., a Virginia corporation, pursuant to the LIN Merger Agreement.

“LIN Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 21, 2014, by and among Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC, as amended by Amendment No. 1, dated as of August 20, 2014.

“LIN Merger Deadline” means December 31, 2014 (the “Initial LIN Merger Deadline”); provided that the Issuer may, by written notice to the Trustee, the Escrow Agent and the Holders of the Notes delivered not later than three (3) Business Days prior to (a) the Initial LIN Merger Deadline, elect to extend such date by three (3) months to a date that would not be later than March 31, 2015 (the “First Extended LIN Merger Deadline”) and (b) the First Extended LIN Merger Deadline, elect to extend such date by a further three (3) months to a date that would not be later than June 30, 2015 (the “Second Extended LIN Merger Deadline” and First Extended LIN Merger Deadline, each an “Extended LIN Merger Deadline”), so long as (i) concurrently with the provision of any such notice, the Escrow Issuer deposits or causes to be deposited into the Escrow Account an additional amount in cash sufficient, as determined by the Escrow Issuer and certified to the Trustee, when taken together with the amount of the Escrowed Property then on deposit in the Escrow Account, to redeem the Notes at the maximum redemption price due based on the than applicable Extended LIN Merger Deadline and (ii) the Escrow Issuer delivers an Officer’s Certificate to the Escrow Agent and the Trustee certifying compliance with clause (i) above.

“LIN Television” means LIN Television Corporation, a Delaware corporation and a wholly-owned subsidiary of LIN Media LLC.

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement, outsourcing agreement, joint sale agreement, shared services agreement, program services agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages or controls the acquisition of programming for a television station, (v) acts as a program consultant for a television station, (vi) manages the operation of a television station generally, (vii) obtains the right to negotiate retransmission consent on behalf of a third party, (viii)

provides non-programming related management and/or certain consulting, business management, administrative, back office or other services in support of the business or operations of a television station, (ix) consults, manages, sells or negotiates uses of excess spectrum or (x) any put or option agreement entered into in connection with any agreement referred to in clauses (i) through (ix) above that provides a right to acquire or sell the license or non-license assets of a television station.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date, or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereto.

“Net Cash Proceeds” means the aggregate cash proceeds and Fair Market Value of any other Temporary Cash Investments received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or other Temporary Cash Investments received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, including any payments to any direct or indirect parent in respect thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (b) of Section 1012 to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” has the meaning specified in the Recitals.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 306.

“Offering Memorandum” means the Offering Memorandum dated November 5, 2014 relating to the issue and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary.

“Officer’s Certificate” means a certificate signed by any one Officer, who must be the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer or the General Counsel of the Issuer or any Guarantor, as the case may be, and delivered to the Trustee.

“Operating Cash Flow” means, for any period, the Consolidated Net Income (Loss) of the Issuer and the Restricted Subsidiaries for such period, plus (a) extraordinary net losses, expenses or charges (other than depreciation and amortization charges), including any non-recurring expenses or charges related to any equity offering, Investment, acquisition, disposition or recapitalization permitted under this Indenture or the incurrence of Indebtedness permitted to be incurred under this Indenture (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to the borrowings under any Credit Facility or the Notes, (B) any amendment or other modification of any Credit Facility or the Notes and (C) such costs, fees and expenses in connection with any tender for or redemption of any Indebtedness) and net in each case, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits or capital, including without limitation, state, franchise and similar taxes and taxes paid or accrued during such period and any provision for taxes utilized in computing the net losses, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), plus (c) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period (including (A) net losses or any obligations under any Interest Rate Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) costs of surety bonds in connection with financing activities), plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of deferred financing fees or costs, capital expenditures, original discount resulting from the issuance of Indebtedness at less than par, and goodwill and other intangibles, including Film

Contracts and write-downs of Film Contracts), plus (e) to the extent deducted from Consolidated Net Income (Loss), all transaction costs relating to the Transactions, plus (f) cash distributions received from Unrestricted Subsidiaries, plus (g) the amount of cost savings, operating expense reductions, restructuring charges and expenses and synergies that are expected to be realized as a result of actions taken or expected to be taken within 12 months after the date of any acquisition, disposition, divestiture, merger, consolidation, reorganization, restructuring or the implementation of a cost savings or other similar initiative (including establishing, closing and consolidating facilities), as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions are to be taken within 12 months after the consummation of the acquisition, disposition, divestiture, merger, consolidation, reorganization, restructuring or the implementation of an initiative (including the establishment, closure and consolidation of facilities), as applicable, which is expected to result in cost savings, operating expense reductions, restructuring charges and expenses or synergies, (B) the aggregate amount of all such cost savings that are included in this clause (g) shall not (1) in the case of any cost savings in connection with any reorganization or restructuring, exceed $20,000,000 in any four quarter period and (2) in all other cases, exceed 10% of Operating Cash Flow in any single acquisition, disposition, divestiture, merger, consolidation, reorganization, restructuring or implementation of an initiative and shall not exceed 20% of Operating Cash Flow in any four quarter period and (C) no cost savings, operating expense reductions, restructuring charges and expenses or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Operating Cash Flow, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the definitions of “Debt to Operating Cash Flow” and “Secured Debt to Operating Cash Flow”); plus (h) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the Transactions projected by the Issuer in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Issuer) within 12 months after the Effective Date, (which adjustments may be incremental to pro forma adjustments made pursuant to the definitions of “Debt to Operating Cash Flow” and “Secured Debt to Operating Cash Flow”); plus (i) any costs or expenses incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of issuance of Equity Interests of the Issuer (other than Disqualified Equity Interests that are Preferred Equity Interests) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in Section 1009(a)(3); plus (j) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period; and minus (k) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

“Opinion of Counsel” means a written opinion of legal counsel who shall be acceptable to the Trustee. The counsel may be an employee or consultant of or counsel to Parent, the Issuer, any Guarantor or the Trustee.

“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or any Affiliate thereof) in trust or set aside and segregated in trust by the Issuer or such Affiliate (if the Issuer or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Notes, except to the extent provided in Sections 402 and 403, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Four; and

(d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any Guarantor, or any other obligor upon the Notes or any Affiliate of the Issuer, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer, any Guarantor or such other obligor.

“Owned Stations” means any television station the Broadcast Licenses of which are owned or held by the Issuer or any of its Restricted Subsidiaries on or after the Effective Date.

“Parent” means Media General, Inc. (formerly known as Mercury New Holdco, Inc.), a Virginia corporation, and thereafter “Parent” shall mean such successor Person.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuer.

“Permitted Investment” means (i) Investments in the Issuer or any Restricted Subsidiary; (ii) Indebtedness of the Issuer or a Restricted Subsidiary described in Section 1008(b)(v) and (vi), (iii) Temporary Cash Investments; (iv) Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1012, to the extent such Investments are non-cash consideration as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; (vi) any Investment (x) existing on the Effective Date, (y) made pursuant to binding commitments in effect on the Effective Date and (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended except to the extent required by the terms of such Investment on the Effective Date; (vii) loans and advances to (or guarantees of Indebtedness of) future, present or former officers, directors, employees and consultants for business related travel expenses (including entertainment expense), moving and relocation expenses, tax advances, payroll advances and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Issuer (or any direct or indirect parent company thereof) in good faith; (viii) any Investments in the Notes; (ix) a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Issuer in accordance with this Indenture; (x) Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (xi) any Investment acquired by the Issuer or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) in good faith settlement of delinquent obligations of, and other disputes with Persons who are not Affiliates or (c) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xii) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business; (xiii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; (xiv) Investments in Interest Rate Agreements relating to the businesses and finances of the Issuer or any of its Restricted Subsidiaries and not for purposes of speculation; (xv) Investments resulting from any acquisition of a Person in accordance with the Indenture that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; (xvi) loans and advances to, and guarantees of Indebtedness of, officers or employees of the Issuer (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of $10,000,000 outstanding at any one time, in the aggregate; (xvii) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Equity Interests) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 1009(a)(3); (xviii) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 1010(b) (except transactions described in clauses (B), (D), (G)(b), (M) and (N)); (xix) Investments consisting of licensing of intellectual property pursuant to marketing arrangements with other Persons; (xx) Investments of a Restricted Subsidiary acquired after the Effective Date or of an entity merged into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Article Eight after the Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (xxi) other Investments that do not exceed $150,000,000 at any time outstanding; (xxii) Investments in joint ventures and Unrestricted Subsidiaries having a

Fair Market Value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $20,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xxiii) (a) Investments in Local Marketing Agreement purchase options in existence on the Effective Date and (b) Investments in Local Marketing Agreement purchase options entered into after the Effective Date in an amount of up to $175,000,000 in the aggregate plus customary closing fees and expenses; and (xxiv) if otherwise permitted pursuant to FCC rules and regulations and the terms and conditions of the Credit Agreement, the acquisition of any television station which is subject to an option agreement, merger agreement or any similar agreement existing between the Issuer and any Subsidiaries and the owners of such television station.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Equity Interests”, as applied to the Equity Interests of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of Notes, including any portion of the Initial Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“QIB” means a qualified institutional buyer under Rule 144A of the Securities Act.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of Parent or the Issuer) which shall be substituted for S&P and Moody’s, or both, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Statement” means any registration statement of the Issuer which covers any Notes, including any of the Initial Notes pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Initial Notes dated as of the Issue Date, among the Issuer and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” means one or more permanent Global Notes in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the corporate trust department of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, senior associate, associate, or any other officer of the Trustee who substantially performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 202 to be placed upon a Restricted Note.

“Restricted Note” means each Note required pursuant to Section 306 to bear a Restricted Notes Legend.

“Restricted Subsidiary” means a Subsidiary other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” means one or more permanent Global Notes in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

“Rule 144A Information” shall be such information with respect to the Issuer and the Guarantors as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Issuer or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Secured Debt to Operating Cash Flow Ratio” means, as of the date of determination, the ratio of (a) the aggregate principal amount of all outstanding secured Indebtedness of the Issuer and the Restricted Subsidiaries as of such date on a Consolidated basis to (b) Operating Cash Flow of the Issuer and the Restricted Subsidiaries on a Consolidated basis for the most recent Test Period divided by two (2), determined on a pro forma basis and after giving pro forma effect to (1) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such Test Period; (2) the incurrence, repayment or retirement of any other Indebtedness by the Issuer and the Restricted Subsidiaries since the first day of such Test Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Test Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such Test period); (3) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such Test Period; (4) any acquisition or disposition by the Issuer and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such Test Period, assuming such acquisition or disposition had been consummated on the first day of such Test Period; and (5) Cost Savings Measures, which Cost Savings Measures are determined in good faith by, and are set forth on an officer’s certificate to the Trustee signed by, a responsible financial or accounting officer of the Issuer; provided that such Cost Savings Measures either (x) could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission or (y) are, in the judgment of any such officer, reasonably identifiable and factually supportable pro forma cost savings that have occurred or are reasonably expected to occur within 12 months of the date of the applicable transaction.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a “shelf” registration statement of the Issuer, including pursuant to the Registration Rights Agreement, which covers all or a portion of the Notes to be registered on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of the Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Station Licenses” means (a) with respect to the Issuer or any Restricted Subsidiary, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Issuer or any Restricted Subsidiary, or under which the Issuer or any Restricted Subsidiary has the right to operate any Station, together with any extensions or renewals thereof and (b) with respect to any other Person, all authorizations, licenses or permits issued by the FCC and granted or assigned to such Person, or under which such Person has the right to operate any Station, together with any extensions or renewals thereof.

“Stations” means the Owned Stations and contract stations.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries.

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note. For the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Temporary Cash Investments” means (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency, (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (4) any money market mutual funds having a rating in the highest investment category granted thereby from Moody’s and S&P, and (5) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

For the purposes of Section 1012, each of the following shall be deemed “Temporary Cash Investments”: (a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred, increased or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected in the Issuer’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence, increase or decrease had taken place on the date of such balance sheet, as reasonably determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Issuer or such Restricted Subsidiary (or a third party on behalf of the transferee), as the case may be, from further liability; (b) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); (c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $25,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); (d) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale; and (e) consideration consisting of Indebtedness of the Issuer or any Guarantor received from Persons who are not the Issuer or a Restricted Subsidiary.

“Test Period” means the eight most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available (as determined in good faith by the Issuer).

“Transactions” means (i) the offering and issuance of the Notes and the use of the proceeds therefrom as disclosed in the Offering Memorandum, (ii) the amendments and borrowings under the Credit Facilities, (iii) the LIN Merger, (iv) the Escrow Merger and (v) the transactions contemplated by each of the forgoing, in each case, including the payment of all fees, premiums and expenses incurred in connection therewith, and other transactions in connection therewith or incidental thereto.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2017; provided, however, that if the period from the redemption date to November 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first proviso of Section 1008(a) or the Debt to Operating Cash Flow Ratio would be no greater than such ratio immediately prior to such designation.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Issuer or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Issuer shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare, a default on such Indebtedness of the Issuer or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation of such Person.

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Additional Interest”	202
“Agent Members”	305
“Change of Control Offer”	1015
“Change of Control Purchase Date”	1015
“Change of Control Purchase Notice”	1015
“Change of Control Purchase Price”	1015
“covenant defeasance”	403
“Cost Savings Measures”	101
“Defaulted Interest”	309
“defeasance”	402
“Defeasance Redemption Date”	404
“Defeased Notes”	401
“Deficiency”	1012
“Excess Proceeds”	1012
“Extended LIN Merger Deadline”	101
“First Extended LIN Merger Deadline”	101
“incur”	1008
“Initial LIN Merger Deadline”	101
“Note Amount”	1012
“Offer”	1012
“Offer Date”	1012
“Offered Price”	1012
“Other Person”	101
“Pari Passu Debt Amount”	1012
“Pari Passu Offer”	1012
“Permitted Indebtedness”	1008
“Permitted Payments”	1009
“Physical Notes”	305
“refinancing”	1008
“Required Filing Dates”	1019
“Restricted Payments”	1009
“Restricted Period”	201
“Second Extended LIN Merger Deadline”	101
“Series A Notes”	Recitals
“Series B Notes”	Recitals
“Special Mandatory Redemption”	1101
“Successor Guarantor”	801
“Surviving Entity”	801
“U.S. Government Obligations”	404

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture (except in connection with the issuance of the Initial Notes on the Issue Date), the Issuer, any Guarantor and any other obligor on the Notes shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer, any Guarantor or other obligor of the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, any Guarantor or other obligor of the Notes stating that the information with respect to such factual matters is in the possession of the Issuer, any Guarantor or other obligor of the Notes, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section 105. The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

(b) The ownership of Notes shall be proved by the Note Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

In the absence of any such record date fixed by the Issuer, regardless as to whether a solicitation of the Holders is occurring on behalf of the Issuer or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 106. Notices, etc., to Trustee, the Issuer and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuer or any Guarantor or any other obligor of the Notes shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Holders, the Issuer, any Guarantor or any other obligor of the Notes by the Trustee; or

(b) the Issuer or any Guarantor shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to it at c/o Media General, Inc., 333 E. Franklin Street, Richmond, VA 23219, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only, are not intended to be considered a part hereof and shall not affect the construction hereof or modify or restrict any of the terms or provisions hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and each Guarantor shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its successors, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Notes or the Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 115. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 116. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 117. Waiver of Jury Trial.

EACH OF THE ISSUER, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 118. FATCA.

In order to comply with the requirements of the Foreign Account Tax Compliance Act (including official directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“FATCA”), each of the Issuer and Guarantors agree to provide to The Bank of New York Mellon, upon the specific reasonable request of The Bank of New York Mellon, tax-information required by The Bank of New York Mellon to determine whether it has tax-related obligations under FATCA, provided that such required information is directly available to and within the possession of each of the Issuer and Guarantors and can be provided without material expense. Each of the Issuer and Guarantors acknowledges that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with FATCA.

ARTICLE TWO

NOTE FORMS

Section 201. Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Series A Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Series A Notes offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Notes, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the offering of Notes and the original issue date of the Notes (such period through and including such 40th day, the “Restricted Period”), all such Notes shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Notes in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Series A Notes resold to Institutional Accredited Investors in the United States shall be issued initially in the form of one or more Institutional Accredited Investor Global Notes, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Institutional Accredited Investor Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Series B Notes issued or exchanged for Series A Notes shall be issued initially in the form of one or more Series B Global Notes, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Series B Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The terms and provisions contained in the form of Notes set forth in Sections 202 through 205 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202. Form of Face of Note.

(a) The form of the face of any Series A Note authenticated and delivered hereunder shall be substantially as follows:

Unless and until (i) a Series A Note is sold under an effective Registration Statement or (ii) a Series A Note is exchanged for a Series B Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, then each Series A Note shall bear the legend set forth below (the “Restricted Notes Legend”) on the face thereof:

MEDIA GENERAL FINANCING SUB, INC.

5.875% SENIOR NOTE DUE 2022, SERIES A

[If the Note is a Restricted Note, insert — THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF NOTES SOLD PURSUANT TO RULE 144A) OR 40 DAYS (IN THE CASE OF NOTES SOLD PURSUANT TO REGULATION S) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH

CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No.	$

MEDIA GENERAL FINANCING SUB, INC., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                              or registered assigns, the principal sum of                              United States dollars ($        ), or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto, on November 15, 2022, at the office or agency of the Issuer referred to below, and to pay interest thereon from November 5, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing May 15, 2015 at the rate of 5.875% per annum, plus Additional Interest, if any, in United States dollars, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Series A Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Series A Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, including with respect to Additional Interest.

Payment of the principal of, premium, if any, and interest on this Series A Note shall be made at the office or agency of the Issuer maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. If any of the Series A Notes are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Series A Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Following the Escrow Merger, this Series A Note will be entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee and the Holders. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

All references in this Series A Note or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Additional Interest.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Series A Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:	MEDIA GENERAL FINANCING SUB, INC.

By:
Name:
Title:

(b) The form of the face of any Series B Note authenticated and delivered hereunder shall be substantially as follows:

MEDIA GENERAL FINANCING SUB, INC.

5.875% SENIOR NOTE DUE 2022, SERIES B

No.	$

MEDIA GENERAL FINANCING SUB, INC., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                          or registered assigns, the principal sum of                              United States dollars ($        ), or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto, on November 15, 2022, at the office or agency of the Issuer referred to below, and to pay interest thereon from November 5, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 in each year, commencing May 15, 2015 at the rate of 5.875% per annum, plus Additional Interest, if any, in United States dollars, until the principal hereof is paid or duly provided for[; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Note exchanged for this Series B Note, interest on this Series B Note shall accrue from the most recent Interest Payment date to which interest on the Series A Note which was exchanged for this Series B Note has been paid or duly provided for]1.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Series B Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Series B Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series B Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series B Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[1]	[Include if a Series A Note is to be issued in exchange for a Series B Note.]

[The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, including with respect to Additional Interest.]2

Payment of the principal of, premium, if any, and interest on this Series B Note shall be made at the office or agency of the Issuer maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. If any of the Series B Notes are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Series B Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Following the Escrow Merger, this Series B Note will be entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee and the Holders. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

All references in this Series B Note or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Additional Interest.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Series B Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:	MEDIA GENERAL FINANCING SUB, INC.

By:

[2]	[Include if a Series A Note is to be issued in exchange for a Series B Note.]

Section 203. Form of Reverse of Notes.

(a) The form of the reverse of the Series A Notes shall be substantially as follows:

MEDIA GENERAL FINANCING SUB, INC.

5.875% SENIOR NOTE DUE 2022, SERIES A

This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.875% Senior Notes due 2022, Series A (herein called the “Notes”), issued under an indenture (herein called the “Indenture”), dated as of November 5, 2014, among the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes and the Guarantees are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue further Notes (“Additional Notes”) under the Indenture ranking equally with the Notes in all respects, subject to the limitations described in Section 1008 of the Indenture. Such Additional Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Notes are subject to redemption at any time on or after November 15, 2017, at the option of the Issuer, in whole or in part, on not less than 10 nor more than 60 days’ prior notice in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning November 15 of the years indicated below:

Year	Redemption Price

2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date). If less than all of the Notes are to be redeemed, the Notes or portions thereof to be redeemed shall be selected in accordance with the applicable procedures of the Depositary.

In addition, at any time and from time to time on or prior to November 15, 2017, the Issuer may redeem Notes issued under the Indenture with funds in an amount not exceeding the net proceeds of one or more Equity Offerings by the Issuer or any direct or indirect parent of the Issuer, to the extent such proceeds are contributed to the equity capital (other than Disqualified Equity Interests) of the Issuer or used to purchase Equity Interests (other than Disqualified Equity Interests) of the Issuer from it, at 105.875% of the aggregate principal amount, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that (1) at least $200,000,000 aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture remains outstanding after each such redemption and (2) the redemption occurs within 90 days after the closing of such Equity Offering.

At any time prior to November 15, 2017, upon not less than 10 nor more than 60 days’ prior notice, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notices of redemption may be given prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Upon notice to the Escrow Agent that (a) the Issuer has determined that the conditions provided in the Escrow Officer’s Certificate will not be satisfied on or before the Redemption Deadline or (b) the LIN Merger Agreement has been terminated, the Issuer shall cause a notice of a Special Mandatory Redemption to be sent to the Holders of the Notes in accordance with the procedures of The Depository Trust Company applicable to Global Notes, no later than the Business Day after the date of such termination or three Business Days prior to the Redemption Deadline in the event the conditions provided in the Escrow Officer’s Certificate have not yet been satisfied and the Notes will be redeemed no later than three Business Days following the date of such notice. In the event that a Special Mandatory Redemption notice is provided because the conditions provided in the Escrow Officer’s Certificate have not been satisfied by the date that is three Business Days prior to the Redemption Deadline, such notice will be revocable by the Issuer until 9:00 a.m. (Eastern time) on the Business Day prior to the Redemption Deadline upon satisfaction of the conditions provided in the Escrow Officer’s Certificate. If the Escrow Officer’s Certificate is not received by 9:00 a.m. (Eastern time) on the Business Day prior to the Redemption Deadline, then the Escrow Agent shall, without the requirement of notice to or action by the Issuer, or any other person, promptly release the Escrowed Funds to the Trustee for the redemption of the Notes on the Redemption Deadline at 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the redemption date (which date will, in any event, not be later than the Redemption Deadline) (the “Special Mandatory Redemption”).

If less than all of the Notes are to be redeemed, the Notes or portions thereof to be redeemed shall be selected in accordance with the applicable procedures of the Depositary.

Upon the occurrence of a Change of Control, each Holder may require the Issuer to repurchase all or a portion of such Holder’s Notes in whole or in part in amounts of $2,000 and integral multiples of $1,000 thereof, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Under certain circumstances, in the event the Excess Proceeds received by the Issuer or a Restricted Subsidiary from any Asset Sale exceed $50,000,000 the Issuer shall be required to apply such proceeds to the repayment of the Notes and, at the option of the Issuer, certain Indebtedness ranking pari passu to the Notes.

In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes of record as of the close of business on the relevant record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Upon the written request of a Holder of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Note who such Holder informs the Issuer is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, any Guarantor or any other obligor upon the Notes (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

The Notes are issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 1012 or Section 1015, as applicable, of the Indenture, check the Box: [    ].

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 1012 or Section 1015 as applicable, of the Indenture, state the amount (in original principal amount):

$        .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Notes and Exchange Commission Rule 17Ad-15]

(b) The form of the reverse of the Series B Notes shall be substantially as follows:

MEDIA GENERAL FINANCING SUB, INC.

5.875% SENIOR NOTE DUE 2022, SERIES B

This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.875% Senior Notes due 2022, Series B (herein called the “Notes”), issued under an indenture (herein called the “Indenture”), dated as of November 5, 2014, among the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes and the Guarantees are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue further Notes (“Additional Notes”) under the Indenture ranking equally with the Notes in all respects, subject to the limitations described in Section 1008 of the Indenture. Such Additional Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Notes are subject to redemption at any time on or after November 15, 2017, at the option of the Issuer, in whole or in part, on not less than 10 nor more than 60 days’ prior notice in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning November 15 of the years indicated below:

Year	Redemption Price

2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date). If less than all of the Notes are to be redeemed, the Notes or portions thereof to be redeemed shall be selected in accordance with the applicable procedures of the Depositary.

In addition, at any time and from time to time on or prior to November 15, 2017, the Issuer may redeem Notes issued under the Indenture with funds in an amount not exceeding the net proceeds of one or more Equity Offerings by the Issuer or any direct or indirect parent of the Issuer, to the extent such proceeds are contributed to the equity capital (other than Disqualified Equity Interests) of the Issuer or used to purchase Equity Interests (other than Disqualified Equity Interests) of the Issuer from it, at 105.875% of the aggregate principal amount, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that (1) at least $200,000,000 aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture remains outstanding after each such redemption and (2) the redemption occurs within 90 days after the closing of such Equity Offering.

At any time prior to November 15, 2017, upon not less than 10 nor more than 60 days’ prior notice, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notices of redemption may be given prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Upon notice to the Escrow Agent that (a) the Issuer has determined that the conditions provided in the Escrow Officer’s Certificate will not be satisfied on or before the Redemption Deadline or (b) the LIN Merger Agreement has been terminated, the Issuer shall cause a notice of a Special Mandatory Redemption to be sent to the Holders of the Notes in accordance with the procedures of The Depository Trust Company applicable to Global Notes, no later than the Business Day after the date of such termination or three Business Days prior to the Redemption Deadline in the event the conditions provided in the Escrow Officer’s Certificate have not yet been satisfied and the Notes will be redeemed no later than three Business Days following the date of such notice. In the event that a Special Mandatory Redemption notice is provided because the conditions provided in the Escrow Officer’s Certificate have not been satisfied by the date that is three Business Days prior to the Redemption Deadline, such notice will be revocable by the Issuer until 9:00 a.m. (Eastern time) on the Business Day prior to the Redemption Deadline upon satisfaction of the conditions provided in the Escrow Officer’s Certificate. If the Escrow Officer’s Certificate is not received by 9:00 a.m. (Eastern time) on the Business Day prior to the Redemption Deadline, then the Escrow Agent shall, without the requirement of notice to or action by the Issuer, or any other person, promptly release the Escrowed Funds to the Trustee for the redemption of the Notes on the Redemption Deadline at 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the redemption date (which date will, in any event, not be later than the Redemption Deadline) (the “Special Mandatory Redemption”).

If less than all of the Notes are to be redeemed, the Notes or portions thereof to be redeemed shall be selected in accordance with the applicable procedures of the Depositary.

Upon the occurrence of a Change of Control, each Holder may require the Issuer to repurchase all or a portion of such Holder’s Notes in whole or in part in amounts of $2,000 and integral multiples of $1,000 thereof, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Under certain circumstances, in the event the Excess Proceeds received by the Issuer or a Restricted Subsidiary from any Asset Sale exceed $50,000,000 the Issuer shall be required to apply such proceeds to the repayment of the Notes and, at the option of the Issuer, certain Indebtedness ranking pari passu to the Notes.

In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such

Notes of record as of the close of business on the relevant record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Upon the written request of a Holder of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Note who such Holder informs the Issuer is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, any Guarantor or any other obligor upon the Notes (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

The Notes are issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 1012 or Section 1015, as applicable, of the Indenture, check the Box: [    ].

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 1012 or Section 1015 as applicable, of the Indenture, state the amount (in original principal amount):

$        .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Notes and Exchange Commission Rule 17Ad-15]

Section 204. Additional Provisions Required in Global Note.

Any Global Note issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

If The Depository Trust Company is acting as the Depositary, insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 205. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be included on the Notes and shall be substantially in the form as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, As Trustee

By:
Authorized Signatory

Section 206. Form of Guarantee of Each of the Guarantors.

The form of Guarantee shall be set forth on the Notes substantially as follows:

GUARANTEES

For value received, each of the undersigned hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally, to the each Holder of this Note and the Trustee the payment of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations and liabilities of the Issuer under the Indenture or the Notes to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. Reference is hereby made to the Indenture for the precise terms of the Guarantee.

GUARANTORS:

By:
Name:
Title:

ARTICLE THREE

THE SECURITIES

Section 301. Title and Terms.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The aggregate principal amount of Initial Notes which shall be authenticated and delivered under this Indenture is $400,000,000 in principal amount of Initial Notes, except for Initial Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Initial Notes pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1012, 1015 or 1108. In addition, the Issuer may, from time to time, without notice to or the consent of the Holders of Notes, create and issue Additional Notes under this Indenture ranking equally with the Initial Notes in all respects, subject to the limitations described in Section 1008 hereof. Such Additional Notes may be consolidated and form a single series with the Initial Notes, vote together with the Initial Notes and have the same terms as to status, redemption or otherwise as the Initial Notes.

Notwithstanding anything in this Indenture to the contrary, Additional Notes permitted to be issued under this Indenture may be initially offered and sold in a registered securities offering.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing.

The Initial Notes shall be known and designated as the “5.875% Senior Notes due 2022,” in the case of either Series A Notes or Series B Notes of the Issuer. Additional Notes shall be known and designated as the “5.875% Senior Notes due 2022” of the Issuer.

With respect to any Additional Notes, the Issuer shall set forth in (a) a Board Resolution and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1) The aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price and the issue date of such Additional Notes.

Unless otherwise specified herein, the Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture and are together referred to as the “Notes.” Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent. Each of the Initial Notes and the Additional Notes will rank pari passu in right of payment with each other.

The Stated Maturity of the Notes shall be November 15, 2022, and the Notes shall each bear interest at the rate of 5.875% per annum plus Additional Interest, if any, from November 5, 2014 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on May 15, 2015 and semiannually thereafter on May 15 and November 15, in each year, until the principal thereof is paid or duly provided for.

The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided, however, that at the option of the Issuer, interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof. If any of the Notes are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

The Notes shall be redeemable as provided in Article Eleven.

The obligations of the Issuer pursuant to the Notes shall be guaranteed by each and every Guarantor as provided in Article Thirteen of this Indenture.

The Notes shall be redeemable, at the option of the Holder, upon a Change of Control as provided in Section 1015 of this Indenture.

At the election of the Issuer, the entire Indebtedness on the Notes or certain of the Issuer’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

Section 302. Denominations.

The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by one of the Officers of the Issuer.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Issuer Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

In case the Issuer or any Guarantor, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Issuer and its Affiliates.

Section 304. Temporary Notes.

Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 305. Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) and (iii) bear legends as set forth in Sections 202(a) and 204; provided, however, the Notes are eligible to be in the form of a Global Note.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Under the circumstances described in this clause (b), beneficial owners shall obtain physical securities in the form set forth in Sections 202, 203, 204 (if applicable) and 205 (“Physical Notes”) in exchange for their beneficial interests in a Global Note in accordance with the Depositary’s and the Notes Registrar’s procedures. In connection with the execution, authentication and delivery of such Physical Notes, the Note Registrar shall reflect on its books and records a decrease in the principal amount of the Global Note equal to the principal amount of such Physical Notes and the Issuer shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount. The Notes shall be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer able to provide securities depository services with respect to the Notes and a successor depositary is not appointed by the Issuer within 90 days, (ii) the Issuer, in its sole discretion, so determines and notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Note.

(c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section 305 to beneficial owners who are entitled to hold Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to subsection (b) of this Section 305, a Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note delivered in exchange for an interest in Global Notes pursuant to subsection (c) or subsection (d) of this Section 305 shall, except as otherwise provided in Section 307, bear the Restricted Notes Legend.

(f) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(g) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Depositary’s customary procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 306. Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee or an agent thereof or of the Issuer shall initially be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 1002, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of a beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Notes for Series B Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Notes exchanged for the Series B Notes shall be cancelled.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1012, 1015 or 1108 not involving any transfer.

The Issuer shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business (i) 15 days before the date of selection of Notes for redemption under Section 1104 and ending at the close of business on the day of such selection or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

Every Restricted Note shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Note pursuant to Section 202(a), and the restrictions set forth in this Section 306, and the Holder of each Restricted Note, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

Any Restricted Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Note Registrar in accordance with the provision of this Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Issuer and the Trustee, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the Restricted Notes Legend. The Issuer shall inform the Trustee of the effective date of any Registration Statement registering the Notes under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 306, Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Note and bear the legend specified in Section 202(a).

Section 307. Special Transfer Provisions. Unless and until (i) a Note is sold under an effective Registration Statement, or (ii) a Note is exchanged for a Series A Note in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement or otherwise, the following provisions shall apply (except to the extent inconsistent with the Applicable Procedures):

(a) Transfers and Exchanges Between Rule 144A Global Notes, Institutional Accredited Investors Global Note and Regulation S Global Notes. (i) Rule 144A Global Note or Institutional Accredited Investors Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Rule 144A Global Note or Institutional Accredited Investors Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this paragraph (i) and the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Note or Institutional Accredited Investors Global Note, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Note or Institutional Accredited Investors Global Note, as applicable, or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Note or Institutional Accredited Investors Global Note, as applicable, and increase the principal amount of the Regulation S Global Note by such specified principal amount.

(ii) Regulation S Global Note or Institutional Accredited Investors Global Note to Rule 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note or Institutional Accredited Investors Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note or Institutional Accredited Investors Global Note, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or Institutional Accredited Investors Global Note, as applicable, or his attorney duly authorized in writing, then the Trustee, as Note Registrar, shall reduce the principal amount of the Regulation S Global Note or Institutional Accredited Investors Global Note, as applicable, and increase the principal amount of the Rule 144A Global Note by such specified principal amount.

(iii) Regulation S Global Note or Rule 144A Global Note to Institutional Accredited Investors Global Note. If the owner of a beneficial interest in the Regulation S Global Note or Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Institutional Accredited Investors Global Note, such transfer may be effected only in accordance with this paragraph (iii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Institutional Accredited Investors Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note or Rule 144A Global Note, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) an Institutional Accredited Investor Transfer Certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or Rule 144A Global Note, as applicable, or his attorney duly authorized in writing, then the Trustee, as Note Registrar, shall reduce the principal amount of the Regulation S Global Note or Rule 144A Global Note, as applicable, and increase the principal amount of the Institutional Accredited Investors Global Note by such specified principal amount.

(iv) Exchanges between Global Notes and Non-Global Notes. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 305(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall bear the Restricted Notes Legend (subject in each case to Section 307(b).

(v) Regulation S Global Note to be Held Through Euroclear or Clearstream during Restricted Period. The Issuer shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (v) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.

(b) Restricted Notes Legend. Rule 144A Global Notes and their Successor Notes, Regulation S Global Notes and their Successor Notes, Institutional Accredited Investors Global Notes and their Successor Notes and Physical Notes and their Successor Notes shall bear a Restricted Notes Legend, subject to the following:

(i) subject to the following clauses of this Section 307(b), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Restricted Notes Legend borne by such Global Note while represented thereby;

(ii) subject to the following clauses of this Section 307(b), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Notes Legend borne by such other Note;

(iii) Notes received pursuant to the Exchange Offer, and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes, shall not bear a Restricted Notes Legend;

(iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate substantially in the form of Exhibit D hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article Three; and

(v) a new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Issuer’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Issuer, shall authenticate and deliver such a new Note as provided in this Article Three.

(c) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

Section 308. Mutilated, Destroyed, Lost and Stolen Notes.

If (a) any mutilated Note is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer, each Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Note, pay such Note.

Upon the issuance of any replacement Notes under this Section 308, the Issuer may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 308 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Guarantors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 308 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 309. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in subsection (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer in writing of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 309, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 310. Persons Deemed Owners.

The Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Note, and such Depositary may be treated by the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Note.

Section 311. Cancellation.

All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 311, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by a Issuer Order the Issuer shall direct that the cancelled Notes be returned to it. The Trustee shall provide the Issuer a list of all Notes that have been cancelled from time to time as requested by the Issuer. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

Section 312. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 313. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 401. Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in this Article Four.

Section 402. Defeasance and Discharge.

Upon the Issuer’s exercise under Section 401 of the option applicable to this Section 402, the Issuer, each of the Guarantors and any other obligor upon the Notes, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Notes under this Indenture on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer, each of the Guarantors, if any, and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(b) the Issuer’s obligations with respect to such Defeased Notes under Sections 304, 305, 306, 307, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 606, and (d) this Article Four. Subject to compliance with this Article Four, the Issuer may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Notes.

Section 403. Covenant Defeasance.

Upon the Issuer’s exercise under Section 401 of the option applicable to this Section 403, the Issuer and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1023, inclusive, and the operation of Section 801 on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Issuer and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c) and the operation of Sections 501(d), 501(e), 501(f), 501(g)(with respect to Significant Subsidiaries of the Issuer only) and 501(h)(with respect to Significant Subsidiaries of the Issuer only), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

Section 404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Notes:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) United States dollars in an amount, or (b) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest and Additional Interest, if any, on the Defeased Notes on the Maturity of such principal or installment of principal or interest (or on any Redemption Date, if any, for such Defeased Notes, (such date being referred to as the “Defeasance Redemption Date”), if when exercising under Section 401 either its option applicable to Section 402 or its option applicable to Section 403, the Issuer shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Notes on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. government obligations to said payments with respect to the Notes. For this purpose, “U.S. government obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. government obligation or a specific payment of principal of or interest on any such U.S. government obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal of or interest on the U.S. government obligation evidenced by such depository receipt.

(2) In the case of an election under Section 402, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3) In the case of an election under Section 403, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as subsections 501(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of deposit.

(5) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Issuer or any Guarantor.

(6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound (other than the Indenture).

(7) The Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others.

(8) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

Opinions of Counsel required to be delivered under this Section 404 may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. government obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee as permitted under Section 404 (collectively, for purposes of this Section 405, the “Trustee”) pursuant to Section 404 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. government obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any United States dollars or U.S. government obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 406. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. government obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Notes and the provisions of Article Thirteen hereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. government obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Issuer makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default” means, wherever used herein, any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest or Additional Interest, if any, on any Note (including any Additional Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity;

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) above) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Issuer by the Trustee or (z) to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Issuer or any Significant Subsidiary then has outstanding Indebtedness in excess of $50,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(e) any Guarantee of a Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) shall for any reason cease to be, or be asserted in writing by any Guarantor that is a Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) or the Issuer not to be, in full force and effect, and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(f) one or more judgments, orders or decrees for the payment of money in excess of $50,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Issuer, any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(h) (i) the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) consents to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Issuer or any Significant Subsidiary (or group of Guarantors that would constitute a Significant Subsidiary) takes any corporate action in furtherance of any such actions in this paragraph (h).

The Issuer shall deliver to the Trustee within ten Business Days of becoming aware of or after the occurrence thereof, written notice, in the form of an Officer’s Certificate, of any Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section 501, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 501(g) and (h)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, declare all unpaid principal of, premium, if any, and accrued interest and Additional Interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Notes). Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceeding. If an Event of Default specified in clause (g) or (h) of Section 501 occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Notes,

(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer and each Guarantor covenant that if

(a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof,

the Issuer and any such Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, subject to the provisions of Sections 602 and 606 hereof, institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Notes or the Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor, including each Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of Notes or upon any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five or otherwise on behalf of the Holders or the Trustee pursuant to this Article Five or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article Five shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 606;

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Issuer, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or any Guarantee and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, the Notes or any Guarantee or expose the Trustee to personal liability; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default or Event of Default

(a) in the payment of the principal of, premium, if any, or interest (including Additional Interest) on any Note; or

(b) in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Issuer and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Notice of Defaults.

Within 30 days after the Trustee has received written notice from the Issuer of the occurrence of any Default under Section 501 hereof, the Trustee shall transmit to all Holders, as their names and addresses appear in the Note Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602. Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Notes or the Guarantees at the request or direction of any of the Holders pursuant to this Indenture, the Notes or the Guarantees unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report,

notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) no provision of this Indenture, the Notes or the Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(i) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer, except as otherwise provided herein;

(j) money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, except as otherwise provided herein;

(k) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Notes and the Guarantees and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(n) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(o) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(p) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(q) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(r) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 603. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 604. Trustee and Agents May Hold Notes; Collections; etc.

The Trustee, any Paying Agent, Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

Section 605. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Issuer. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Issuer is liable for the full extent of any such loss.

Section 606. Compensation and Indemnification of Trustee and Its Prior Claim.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) set forth in a letter agreement executed by the Issuer and the Trustee, as such agreement may be amended or supplemented, and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or bad faith on such Trustee’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee’s duties hereunder, including enforcement of this Indenture and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Issuer or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Issuer under this Section 606 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the Notes.

As security for the performance of the obligations of the Issuer under this Section 606, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Issuer, and the Notes shall be subordinate to the Trustee’s right to receive such payment.

Section 607. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 608. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. The Trustee shall be a participant in The Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. The Corporate Trust Office shall initially be located at 101 Barclay Street, New York, New York 10286.

Section 609. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor trustee under Section 610.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Issuer. If no successor trustee shall have been so appointed by the Issuer or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 610. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608.

Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Issuer shall give notice thereof to the Holders of the Notes at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Issuer (or other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 613. Identifying Information.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Section 614. Trustee Authorized and Directed to Enter into Escrow Agreement.

Each Holder by its acceptance of a Note is deemed to have authorized and directed the Trustee to enter into the Escrow Agreement and to perform its obligations thereunder in accordance with the terms thereof.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Holders’ Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 702. Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Issuer, the Trustee, the Note Registrar and any other Person shall have the protection of Trust Indenture Act 312(c). Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 703. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act Section 313(a).

ARTICLE EIGHT

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

Section 801. Issuer or Any Guarantor May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any Restricted Subsidiary to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and the Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (1) the Issuer shall be the continuing corporation, or (2) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and the Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and the Registration Rights Agreement, and this Indenture and the Registration Rights Agreement shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the Test Period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (x) the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first proviso in Section 1008(a) or (y) the Debt to Operating Cash Flow Ratio for the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) would be no greater than such ratio immediately prior to the transaction;

(iv) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(v) if any of the property or assets of the Issuer or any of the Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 are complied with; and

(vi) the Issuer or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Issuer may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States.

(b) Each Guarantor shall not, and the Issuer shall not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other Person (other than the Issuer or any other Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (the “Successor Guarantor”) (other than the Issuer or any other Guarantor) unless at the time and after giving effect thereto:

(i) either (1) such Guarantor shall be the surviving company, or (2) the Successor Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and this Indenture and the Registration Rights Agreement;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii) such Successor Guarantor (if other than such Guarantor) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture.

The provisions of this Section 801(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 1012) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with Section 1314.

(c) Notwithstanding the foregoing paragraphs (a) and (b), (1) the Issuer may dissolve inactive Subsidiaries having de minimis or no assets, (2) a Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (3) a Guarantor may merge or consolidate with or transfer all or part of its properties or assets to another Guarantor or the Issuer, (4) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or any of the jurisdictions set forth in clause (2) of this sentence and (5) the provisions of the foregoing paragraphs shall not apply to the LIN Merger and the Escrow Merger or any of the transactions contemplated thereby.

Section 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and/or such Guarantee, as the case may be, with the same effect as if such successor had been named as the Issuer or such Guarantor, as the case may be, herein, in the Notes and/or in such Guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be, and the Registration Rights Agreement.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Issuer and the Guarantors, when authorized by a Board Resolution and upon delivery to the Trustee of an Opinion of Counsel to the effect that such supplemental indentures or agreements are permitted under the Indenture, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or agreements or other instruments with respect to any Guarantee, in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Issuer, any Guarantor or any other obligor of the Notes, and the assumption by any such successor of the Issuer’s covenants or such Guarantor or obligor under the Indenture and in the Notes and in any Guarantee, in each case in compliance with the provisions of the Indenture;

(b) to add to the covenants of the Issuer, any Guarantor or any other obligor of the Notes for the benefit of the holders, or to surrender any right or power conferred in the Indenture upon the Issuer, any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(c) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in any Guarantee, or to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;

(e) to add or release a Guarantor pursuant to the requirements of Section 1014 and Section 1314;

(f) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture;

(g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets, in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture obligations including any property or assets which are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(h) to provide for uncertificated Notes in place of or in addition to certificated Notes;

(i) make any change that does not adversely affect the rights of any Holder in any material respect or that would provide any additional rights or benefits to the holders;

(j) to provide for the issuance of Exchange Notes or private exchange notes;

(k) comply with the Article Eight;

(l) to provide for the issuance of Additional Notes permitted to be incurred under Section 1008, including for the avoidance of doubt Additional Notes to be issued under this Indenture that are initially offered and sold in a registered securities offering;

(m) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of this Indenture, the Notes or the Guarantees, as set forth in an officer’s certificate provided to the Trustee stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in this Description of Notes;

(n) to provide for the succession of any parties to this Indenture (and other amendments that are administrative or ministerial in nature);

(o) to provide for a reduction in the minimum denominations of the Notes;

(p) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the Notes; provided that compliance with this Indenture as so amended may not result in Notes being transferred in violation of the Securities Act or any applicable securities laws; and

(q) comply with the rules of any applicable securities depositary.

Section 902. Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by Act of said Holders delivered to the Issuer, each Guarantor, and the Trustee, the Issuer, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date) (other than provisions relating to Section 1012 and Section 1015;

(b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any supplemental Indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults or with respect to any Guarantee;

(c) modify any of the provisions relating to supplemental Indentures requiring the consent of each Holder or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture relating to the Notes cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(d) amend or modify any of the provisions of this Indenture relating to the ranking as to payment of the Notes or any Guarantee in any manner materially adverse to the Holders of the Notes or any Guarantee.

Upon the written request of the Issuer and each Guarantor, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Issuer and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuer and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE TEN

COVENANTS

The Issuer covenants and agrees that:

Section 1001. Payment of Principal, Premium and Interest.

The Issuer shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Issuer shall maintain an office or agency where Notes may be presented or surrendered for payment. The Issuer also shall maintain an office or agency where Notes may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Issuer shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Issuer hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003. Money for Note Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Issuer is not acting as Paying Agent, the Issuer shall, before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

If the Issuer is not acting as Paying Agent, the Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Issuer or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor, including each Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall promptly be repaid to the Issuer.

Section 1004. Corporate Existence.

Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Issuer and each Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Issuer to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 1005. Payment of Taxes and Other Claims.

The Issuer shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary shown to be due on any return of the Issuer or any Subsidiary or otherwise assessed upon the income, profits or property of the Issuer or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Issuer or any Subsidiary, except for any Lien permitted to be incurred under Section 1011 if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Issuer) are being maintained in accordance with generally accepted accounting principles consistently applied.

Section 1006. [Reserved].

Section 1007. [Reserved].

Section 1008. Limitation on Indebtedness.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or guarantee (“incur”) any Indebtedness (including Acquired Indebtedness), provided, that the Issuer and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if, in each case, the Debt to Operating Cash Flow Ratio at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0:1.0 or less, provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $50,000,000 of Indebtedness of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph at such time.

(b) The foregoing limitation shall not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i) Indebtedness incurred pursuant to (and guarantees in respect of) one or more Credit Facilities not to exceed an aggregate principal amount equal to the sum of (a) the term loans outstanding under the Credit Agreement as of the Issue Date, plus (b) the amount of new term loans to be incurred in connection with the Transactions as disclosed in “Use of Proceeds” in the Offering Memorandum, plus (c) amounts committed as of the Issue Date under any revolving credit facility thereunder, plus (d) incremental revolving commitments under the Credit Agreement that will become effective on the Effective Date as disclosed in the Offering Memorandum, plus (e) additional borrowings the borrower thereunder may request under the Credit Agreement under the “accordion” feature thereof (i) as of the Issue Date and (ii) as of the Effective Date, in each case, as disclosed in the Offering Memorandum;

(ii) Indebtedness of the Issuer pursuant to the Notes (other than any Additional Notes) and Indebtedness of any Guarantor pursuant to a Guarantee and any Series B Notes or private notes issued in exchange for such Notes, including any Guarantee thereof;

(iii) Indebtedness of the Issuer pursuant to the Existing Notes and of any Guarantor consisting of a guarantee of the Existing Notes;

(iv) Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Effective Date (other than any Indebtedness incurred pursuant to clause (i);

(v) Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any Indebtedness of the Issuer owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Issuer’s obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of lenders of Indebtedness that is permitted to be secured) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v));

(vi) Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, any such Indebtedness is subordinated in right of payment from and after such time as the obligations under the Guarantee by any such other Restricted Subsidiary shall become due and payable to the payment and performance of such Restricted Subsidiary’s obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Issuer or a Restricted Subsidiary or pledge to or for the benefit of lenders of Indebtedness that is permitted to be secured) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Issuer or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

(vii) guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of third parties substantially all of the operations of which are pursuant to one or more Local Marketing Agreements with one or more of the Issuer or any Restricted Subsidiary;

(viii) obligations under Interest Rate Agreements of the Issuer or any Restricted Subsidiary not entered into for speculative purposes and designed to protect the Issuer or such Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Issuer or such Restricted Subsidiary;

(ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in Section 1008(a) or clauses (ii), (iii), (iv) and (xv) of Section 1008(b), including any successive refinancings in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of such Indebtedness so refinanced, plus the amount of premium (including without limitation tender premiums), interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses incurred in connection with such refinancing and (A) in the case of Subordinated Indebtedness such new Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing (I) does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness or (II) has an Average Life to Stated Maturity which is not less than the Notes or a Stated Maturity which is no earlier than the Stated Maturity of the Notes; provided, that Indebtedness under this clause (ix) shall not include (a) Indebtedness of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor or (b) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(x) Indebtedness created due to a change in generally accepted accounting principles of the United States, as applied to the Issuer and the Restricted Subsidiaries, or international financial reporting standards, should such standards become applicable to the Issuer and the Restricted Subsidiaries;

(xi) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of the Restricted Subsidiaries, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

(xii) Indebtedness in respect of performance bonds, bankers’ acceptances, standby letters of credit, completion guarantees, and surety, bid, appeal or similar bonds and similar instruments provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of their business; provided, however, that such Indebtedness is not in connection with the borrowing of money or obtaining of credit;

(xiii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, guarantees, letters of credit, surety bonds or performance bonds, in each case incurred in connection with the disposition of any business, assets or Restricted Subsidiaries (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiaries for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Issuer and the Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(xiv) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instruments presented by the Issuer or a Restricted Subsidiary in the ordinary course of business against insufficient funds;

(xv) (i) Indebtedness incurred to finance an acquisition or (ii) Acquired Indebtedness; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first proviso in Section 1008(a); or

(b) the Debt to Operating Cash Flow Ratio would be no greater than such ratio immediately prior to such acquisition;

(xvi) Indebtedness supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xvii) Indebtedness incurred to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(xviii) Indebtedness owed on a short-term basis (including overdrafts) of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(xix) Indebtedness incurred by non-Guarantor Restricted Subsidiaries in an amount not to exceed $20,000,000 at any one time outstanding;

(xx) Indebtedness incurred by joint ventures in an amount not to exceed $15,000,000 at any one time outstanding;

(xxi) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(xxii) Indebtedness of the Issuer or any Restricted Subsidiary that is a Guarantor in addition to that described in clauses (i) through (xxi) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $200,000,000 at any time outstanding

In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 1008, the Issuer, in its sole discretion, will on the date of incurrence divide and classify and/or at a later time re-divide and/or re-classify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 1008; provided that all Indebtedness outstanding on the Effective Date under the Credit Agreement shall be deemed incurred under clause (i) of Section 1008(b) and not Section 1008(a) or Section 1008(b)(iv) and may not later be reclassified.

Section 1009. Limitation on Restricted Payments.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (other than dividends or distributions (A) payable solely in its Qualified Equity Interests or (B) by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a wholly-owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Issuer or any direct or indirect parent of the Issuer (except Equity Interests held by the Issuer or a Restricted Subsidiary);

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (except payments, repurchases, redemptions, defeasements, acquisitions or retirements of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, repurchase, redemption, defeasement, acquisition or retirement and (B) Indebtedness permitted under clauses (v) and (vi) of Section 1008(b); or

(iv) make any Restricted Investment;

(any of the foregoing payments described in clauses (i) through (iv), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution),

(1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Issuer or the Restricted Subsidiaries;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first proviso of Section 1008(a); and

(3) the aggregate amount of all such Restricted Payments declared or made after the Effective Date does not exceed the sum of (without duplication):

(A) an amount equal to the Cumulative Operating Cash Flow less 1.4 times the Cumulative Consolidated Interest Expense, plus;

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the Issuer after the Effective Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer (excluding (without duplication) Qualified Equity Interests issued pursuant to clauses (iii) and (iv) of Section 1009(b), Designated Preferred Equity Interests and Disqualified Equity Interests), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiaries), plus;

(C) 100% of the aggregate amount of contributions to the equity capital of the Issuer received in cash and the Fair Market Value of property other than cash after the Effective Date (excluding Qualified Equity Interests issued pursuant to clauses (iii) and (iv) of Section 1009(b), Designated Preferred Equity Interests and Disqualified Equity Interests), plus;

(D) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interests, of the Issuer or any Restricted Subsidiary issued after the Effective Date (other than Indebtedness or Disqualified Equity Interests issued to the Issuer or another Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Equity Interests) less the amount of any cash or property distributed by the Issuer upon such conversion or exchange, plus

(E) 100% of the aggregate amount received after the Effective Date by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Issuer or any Restricted Subsidiary from:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Subsidiary) and from repayments of loans or advances which constituted Restricted Investments,

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(iii) any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Cumulative Operating Cash Flow); plus

(F) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case after the Effective Date, the Fair Market Value (as determined in accordance with the second succeeding paragraph below) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, merger, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated, merged, combined or transferred or any Indebtedness associated with the assets so transferred or conveyed other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary to the extent of the amount of the Investment that constituted a Permitted Investment, plus

(G) $275,000,000.

(b) Notwithstanding the foregoing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (xvii) being referred to as “Permitted Payments”):

(i) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at such date of declaration or notice such payment would be permitted by Section 1009(a) and such payment shall be deemed to have been paid on such date of declaration or notice for purposes of the calculation required by Section 1009(a);

(ii) any transaction with an officer or director of the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Issuer, including the payment of longevity bonuses in accordance therewith);

(iii) the repurchase, redemption, or other acquisition or retirement of any of the Equity Interests of the Issuer or any direct or indirect parent of the Issuer in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue and sale for cash (other than to the Issuer or any Restricted Subsidiary) of the Qualified Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent contributed to the equity capital of the Issuer or from substantially concurrent contributions to the equity capital of the Issuer; provided that the net cash proceeds from the issuance of such Qualified Equity Interests are excluded from clause (3)(B) of Section 1009(a);

(iv) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to the Issuer or any Restricted Subsidiary) of any of the Issuer’s Qualified Equity Interests or from substantially concurrent contributions to the equity capital of the Issuer, provided that the net cash proceeds from the issuance of such Qualified Equity Interests are excluded from clause (3)(B) this Section 1009(a);

(v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of the Issuer, provided that any such new Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination, plus the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses the Issuer and the Restricted Subsidiaries incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (D) is expressly subordinated in right of payment to the Notes and the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

(vi) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Issuer or any of the Restricted Subsidiaries and any Preferred Equity Interests of any of the Restricted Subsidiaries issued or incurred in accordance with Section 1008 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(vii) the repurchase of shares of Equity Interests that may be deemed to occur upon the exercise of stock options or the vesting of restricted stock or restricted stock units to the extent such shares of Equity Interests represent a portion of the exercise price of those stock options or the withholding tax obligations with respect to such exercise or vesting;

(viii) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Equity Interests (other than Disqualified Equity Interests) issued after the Effective Date; provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of net cash proceeds from the sale of such Designated Preferred Equity Interests, or (B) the declaration and payment of dividends to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Equity Interests (other than Disqualified Equity Interests) of any direct or indirect parent of the Issuer issued after the Effective Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to such parent from the sale of such Designated Preferred Equity Interests;

(ix) repurchases of Subordinated Indebtedness at a purchase price not greater than (A) 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control or (B) 100% of the principal amount of such Subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Indebtedness, as the case may be; provided, however, that (x) in the case of a Change of Control, the Issuer has first complied with and fully satisfied its obligations under Section 1015 and (y) in the case of an Asset Sale, the Issuer has first complied with and fully satisfied its obligations under Section 1012;

(x) the purchase, retirement, redemption or other acquisition (or dividends to the Issuer or any other direct or indirect parent of the Issuer to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of the Issuer or any other direct or indirect parent of the Issuer held by any future, present or former employee, officer, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary or their estates or the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (x) do not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)	the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Equity Interests) of the Issuer or any other direct or indirect parent of the Issuer (to the extent the cash proceeds are contributed to the equity capital of Issuer) to employees, officers, directors or consultants of the Issuer and the Restricted Subsidiaries or any other direct or indirect parent of the Issuer that occurs after the Effective Date (provided that the amount of such cash proceeds utilized for any such purchase, retirement, redemption, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(B) of Section 1009(a)); plus

(B)	the cash proceeds of key man or corporate owned life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent the cash proceeds are contributed to the equity capital of the Issuer) and the Restricted Subsidiaries after the Effective Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; in addition, cancellation of Indebtedness owing to the Issuer from any current, former or future officer, director or employee, or any permitted transferees thereof) of the Issuer or any Restricted Subsidiary (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 1009 or any other provisions of this Indenture;

(xi) other Restricted Payments in an aggregate amount not to exceed $25,000,000;

(xii) the distribution, as a dividend or otherwise, of shares of Equity Interests or other securities of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xiii) the payment of any dividends or other distributions to any direct or indirect equity holder of the Issuer or a Restricted Subsidiary in amounts required for such equity holder to pay U.S. federal, state, foreign and/or local income taxes (as the case may be) imposed directly on such equity holder to the extent such income taxes are attributable to the income of the Issuer or such Restricted Subsidiary (and, to the extent of the amounts actually received by the Issuer or a Restricted Subsidiary from an Unrestricted Subsidiary, amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiary paid to the Issuer or a Restricted Subsidiary), as the case may be; provided that in each case the amount of such payments in respect of any tax year does not exceed the amount that the Issuer or Restricted Subsidiary, as the case may be, would have been required to pay in respect of U.S., federal, state, foreign and local taxes (as the case may be) for such year had the Issuer or such Restricted Subsidiary paid such taxes as a stand-alone taxpayer (or stand-alone group) (reduced by any such taxes paid directly by the Issuer or such Restricted Subsidiary);

(xiv) the payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent, in the amount required for such entity to, if applicable:

(A)

pay amounts equal to the amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, directors, officers and employees of the Issuer or any direct or indirect parent of the Issuer, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Issuer, if applicable, and the Restricted Subsidiaries;

(B)	pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or any of its Restricted Subsidiaries incurred in accordance with Section 1008; and

(C)	pay fees and expenses incurred by any direct or indirect parent, other than to Affiliates of the Issuer, related to any equity or debt offering of such parent if the proceeds of such equity or debt offering were contributed to the Issuer as equity capital or with respect to an unsuccessful equity or debt offering, were intended to be contributed to the equity capital of the Issuer;

(xv) any Restricted Payments made in connection with the consummation of the Transactions (including dividends to any direct or indirect parent of the Issuer to fund such payment);

(xvi) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer; and

(xvii) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid prior to the time of designation) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

For purposes of this Section 1009, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may divide and classify and/or at a later time re-divide and/or classify such Investment or Restricted Payment (or any portion thereof) in any manner that complies with this Section 1009.

Section 1010. Limitation on Transactions with Affiliates.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any of its Affiliates involving aggregate consideration in excess of $5,000,000 unless (a) such transaction or series of transactions is on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, the Issuer delivers an officer’s certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer (and approved by a majority of Disinterested Directors of such board or, in the event there is only one Disinterested Director, by such Disinterested Director of such board).

Notwithstanding the foregoing, this provision will not apply to:

(A) (i) transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), and (ii) any merger or consolidation of the Issuer or any direct parent company of the Issuer, provided that such parent company shall have no material liabilities and no material assets other than cash, Temporary Cash Investments and the Equity Interests of the Issuer and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(B) (a) Restricted Payments permitted by Section 1009 and (b) Permitted Investments;

(C) the payment of reasonable and customary fees and reimbursements paid to, and indemnity and similar arrangements provided on behalf of, current, former or future officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(D) transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(E) payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes in the ordinary course of business;

(F) any agreement, instrument or arrangement as in effect as of the Effective Date or any transaction contemplated thereby, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Effective Date as reasonably determined by the Issuer in good faith);

(G) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Issuer, and are on terms at least as favorable as might reasonably have been obtained at such time from a party that is not an Affiliate or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(H) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer;

(I) any contribution to the equity capital of the Issuer;

(J) pledges of Equity Interests of Unrestricted Subsidiaries;

(K) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions;

(L) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Issuer or any Restricted Subsidiary with current, former or future officers and employees of the Issuer or any Restricted Subsidiary and the payment of compensation to officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(M) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person entered into in the ordinary course of business;

(N) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Issuer or any Subsidiary, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(O) any agreement that provides customary registration rights to the equity holders of the Issuer or any direct or indirect parent of the Issuer and the performance of such agreements;

(P) payments to and from and transactions with any joint venture in the ordinary course of business; provided such joint venture is not controlled by an Affiliate (other than a Restricted Subsidiary) of the Issuer; and

(Q) the entering into of any tax sharing agreement or arrangement providing for any payments permitted by clause (xiii) of Section 1009(b).

Section 1011. Limitation on Liens.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or incur any Lien (other than Permitted Liens) that secures any obligations under any Indebtedness upon any of its property or assets, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien.

(b) Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this Section 1011 shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), (b) any sale, exchange or transfer to any person other than the Issuer or any Restricted Subsidiary of all or substantially all the assets of any Restricted Subsidiary creating such Lien in each case in accordance with the terms of this Indenture, (c) payment in full of the principal of, and accrued and unpaid interest and Additional Interest, if any, on the Notes, or (d) a defeasance or satisfaction and discharge of the Notes in accordance with the procedures described under Article Four and Article Twelve.

(c) The following, collectively, shall constitute the “Permitted Liens”:

(i) any Lien existing as of the Effective Date (other than Liens permitted under clause (iii) below);

(ii) any Lien arising by reason of (1) any judgment, decree or order of any court not constituting an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers’ compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(iii) any Lien now or hereafter existing on the Issuer’s property or any Restricted Subsidiary’s property securing Indebtedness incurred pursuant to Section 1008(b)(i) and provided that the provisions described under Section 1014 are complied with;

(iv) any Lien securing Acquired Indebtedness which is permitted under the provisions of Section 1008; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Issuer or any Restricted Subsidiary;

(v) Liens securing all of the Notes and related Guarantees and any obligations owing to the Trustee under this Indenture;

(vi) Liens on property of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $50,000,000 at any one time outstanding;

(vii) any Lien on property of the Issuer or any Restricted Subsidiary securing Indebtedness incurred pursuant to Section 1008(b)(ii);

(viii) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) and (iii) through (viii) so long as the Lien is limited to the same property and assets that secured the original Lien;

(ix) Liens that secure obligations under Interest Rate Agreements not entered into for speculative purposes; and

(x) Licenses or sublicenses of intellectual property and general intangibles granted in the ordinary course of business;

(xi) Liens upon specific items of inventory or other goods and proceeds of the Issuer or any Restricted Subsidiary securing the Issuer’s or such Restricted Subsidiary’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for its account to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xii) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Issuer and/or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (x) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xii) Liens of the Escrow Agent on the Escrow Property and any Lien contemplated under the Escrow Agreement;

(xiv) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary and do not secure any Indebtedness;

(xv) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect other regulatory requirements, or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(xvi) Liens incurred to secure obligations in respect of Indebtedness permitted to be incurred pursuant to Section 1008(b)(xi); provided that such Lien extends only to the assets, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof;

(xvii) Liens on assets or on property at the time the Issuer or a Restricted Subsidiary acquired the assets or property and Liens on shares of a Person at the time such Person became a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition or such Person becoming such Subsidiary; provided, further, however, that the Liens may not extend to any other assets or property owned by the Issuer or any Restricted Subsidiary (other than the proceeds or products of such property or shares of stock or improvements thereon);

(xviii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 1008;

(xix) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(xx) Liens in favor of the Issuer or any Restricted Subsidiary;

(xxi) deposits made in the ordinary course of business to secure liability to insurance carriers, insurance companies and brokers;

(xxii) Liens on the Equity Interests of Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries;

(xxiii) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(xxiv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xxv) Liens incurred to secure cash management services (and other “bank products”), owed to a lender under the Credit Agreement in the ordinary course of business;

(xxvi) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(xxvii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxviii) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 1008; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(xxix) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(xxx) customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar investment vehicles;

(xxi) any amounts held by a trustee in the funds and accounts under an Indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(xxxii) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(xxxiii) (a) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted under this Indenture and (b) customary Liens on deposits required in connection with the purchase of property, equipment and inventory, in each case incurred in the ordinary course of business;

(xxxiv) Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted under this Indenture;

(xxxv) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(xxxvi) Liens given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of the Issuer or a Restricted Subsidiary in the ordinary course of business; provided that such Liens do not materially interfere with the operations of the Issuer and its Restricted Subsidiaries, taken as a whole; and

(xxxvii) any Lien securing Indebtedness of the Issuer and any Restricted Subsidiary that is a Guarantor; provided, that the Secured Debt to Operating Cash Flow Ratio at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto and to the application of the proceeds therefrom, is 6.0:1.0 or less.

For purposes of this Section 1011, if any Lien would be permitted pursuant to one or more provisions described above the Issuer may divide and classify and/or at a later time re-divide and/or re-classify such Lien (or any portion thereof) in any manner that complies with this Section 1011 and the definition of “Permitted Liens.”

Section 1012. Limitation on Sale of Assets.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash or Temporary Cash Investments and (2) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Issuer’s Board of Directors and evidenced in a Board resolution); provided, however, that in the event the Issuer or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any Affiliate thereof, the Fair Market Value of such Local Marketing Agreement shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (1) and (2). Notwithstanding the foregoing, clause (1) of the preceding sentence shall not be applicable to any Asset Swap.

(b) If all or a portion of the Net Cash Proceeds of any Asset Sale are required to be applied (by the terms of such secured Indebtedness) to permanently repay any secured Indebtedness that is secured by a Permitted Lien, the Issuer and the Restricted Subsidiaries may apply such Net Cash Proceeds to the repayment thereof within 12 months of the Asset Sale. If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness that is secured by a Permitted Lien then outstanding as required by the terms thereof or if no such secured Indebtedness that is secured by a Permitted Lien that by its terms requires the repayment thereof is then outstanding, then the Issuer and its Restricted Subsidiaries may within 12 months of the Asset Sale, (1) invest the Net Cash Proceeds in properties and assets that (as determined by the Issuer’s Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in any businesses conducted or proposed to be conducted (as disclosed in the Offering Memorandum) by the Issuer or its Restricted Subsidiaries on the Effective Date or reasonably related thereto; (2) permanently repay any secured Indebtedness that is secured by a Permitted Lien; (3) repay Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; (4) repay senior Indebtedness of the Issuer or any Guarantor (including the Notes and related Guarantees), so long as the Issuer or such Guarantor equally and ratably reduce a pro rata principal amount of Notes (A) through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof), (B) by redeeming Notes if the Notes are then redeemable as provided under Article Eleven or (C) by making an offer (in accordance with the procedures set forth below for an Offer) to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, a pro rata principal amount of Notes; or (5) any combination of the foregoing clauses (1) through (4); provided, however, that the Issuer or the applicable Restricted Subsidiary will be deemed to have complied with this clause (b) if, within 12 months of such Asset Sale, the Issuer or the applicable Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with this clause (b), and that expenditure or Investment is substantially completed within a date that is 12 months and 180 days after the date of such Asset Sale. The amount of such Net Cash Proceeds not used or invested as set forth in the first two sentences of this clause (b) constitutes “Excess Proceeds.” Pending the final application of any Net Cash Proceeds pursuant to this clause (b), the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(c) Within 30 days after the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer shall apply the Excess Proceeds to the repayment of the Notes and, at the option of the Issuer, any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (A) Issuer shall make an offer to purchase (an “Offer”) from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered), and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuer shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), the Issuer shall use such Deficiency in its business and that of its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero. The Issuer may make an Offer before the end of the 366 days and/or in an amount of less than $50,000,000.

(d) If the Issuer becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by it, at the option of the Holder thereof, in whole or in part in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

(e) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with any provisions of such an Offer, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under any provisions of such an Offer by virtue of such conflict.

(f) Subject to paragraph (e) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $50,000,000, the Issuer shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his address appearing in the Note Register, a notice stating or including:

(1) that the Holder has the right to require the Issuer to repurchase, subject to proration, such Holder’s Notes at the Offered Price;

(2) the Offer Date;

(3) the instructions a Holder must follow in order to have its Notes purchased in accordance with Section 1012(c); and

(4) such other information, if any, concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed investment decision.

(g) Holders electing to have Notes purchased hereunder shall be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Offer Date. Holders shall be entitled to withdraw their election to have their Notes purchased pursuant to this Section 1012 if the Issuer receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original notice of the Offer and that has been or shall be delivered for purchase by the Issuer.

(h) The Issuer shall (i) not later than the Offer Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York City time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Issuer) an Officer’s Certificate stating the Notes or portions thereof accepted for payment by the Issuer.

Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Issuer together with interest or dividends, if any, thereon.

(i) Notes to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Issuer shall default in the payment of the Offered Price) such Notes shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Issuer at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $2,000 or multiples of $1,000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof shall, until paid, bear interest from the Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 1013. [Reserved].

Section 1014. Future Guarantors.

If the Issuer acquires or creates any wholly-owned Restricted Subsidiary after the Effective Date (unless such Subsidiary is an Immaterial Subsidiary, a Foreign Subsidiary, is not a guarantor under the Credit Agreement or any other Indebtedness incurred pursuant to a Credit Facility of the Issuer or a Restricted Subsidiary that is a Guarantor, or is already a Guarantor) that guarantees any Indebtedness of the Issuer or any other Restricted Subsidiary that is a Guarantor, the Issuer shall cause such Restricted Subsidiary, within 20 Business Days of the date that such Indebtedness has been guaranteed, to execute and deliver to the Trustee a supplemental Indenture pursuant to which such Restricted Subsidiary will become a Guarantor under this Indenture governing the Notes.

Section 1015. Purchase of Notes upon a Change of Control.

(a) If a Change of Control shall occur at any time, then each Holders of Notes shall have the right to require that the Issuer purchase such Holder’s Notes in whole or in part in amounts of $2,000 and integral multiples of $1,000 thereof at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in this Indenture.

(b) Within 30 days following any Change of Control, unless the Issuer has exercised its rights to redeem all of the Notes as described under Section 1101, the Issuer shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Note Register or otherwise in accordance with the applicable procedures of DTC, stating or including:

(1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at the Change of Control Purchase Price;

(2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3) that the Change of Control Offer is being made pursuant to Section 1015(a) and that all Notes properly tendered pursuant to the Change of Control Offer shall be accepted for payment at the Change of Control Purchase Price;

(4) the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent, or such later date as is necessary to comply with requirements under the Exchange Act;

(5) the Change of Control Purchase Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(7) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(8) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn shall be paid promptly following the Change of Control Offer Purchase Date;

(9) the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

(10) that any Note not tendered shall continue to accrue interest;

(11) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(12) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Issuer’s discretion, the purchase date pursuant to the Change of Control Offer may be delayed until such time as the Change of Control shall have occurred, or that such purchase may not occur and such notice may be rescinded in the event that the Change of Control shall not have occurred by the Change of Control payment date, or by the Change of Control payment date as so delayed.

(c) Upon receipt by the Issuer of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Issuer at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased shall be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Issuer shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officer’s Certificate stating the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Issuer’s expense to the Holder thereof. The Issuer shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1015, the Issuer shall choose a Paying Agent which shall not be the Issuer.

(e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

(4) the principal amount, if any, of such Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or shall be delivered for purchase by the Issuer.

(f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuer together with interest, if any, thereon.

(g) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(h) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The Issuer shall not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer to be made by the Issuer and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

Section 1016. [Reserved].

Section 1017. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Equity Interests, (b) pay any Indebtedness owed to the Issuer or a Restricted Subsidiary, (c) make any Investment in the Issuer or a Restricted Subsidiary or (d) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary. Notwithstanding the foregoing, this provision shall not apply to:

(i) (a) contractual encumbrances or restrictions in effect or entered into or existing on the Effective Date, including pursuant to the Credit Agreement and the Existing Notes, (b) any encumbrance or restriction contained in this Indenture, the Notes, any Additional Notes permitted to be incurred under this Indenture and in each case any exchange notes and guarantees thereof; or (c) any encumbrance or restriction contained in any other Indenture or instrument governing debt or preferred securities that are no more restrictive than those contained in this Indenture;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary that is not a Subsidiary on the Effective Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary or the properties or assets of the Issuer or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(iii) any encumbrance or restriction existing under, by reason of or with respect to any agreement of the Issuer or any Restricted Subsidiary; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of agreement involved and (b) such encumbrances will not affect in any material respect the Issuer’s or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by the Issuer;

(iv) any encumbrance or restriction existing under applicable law, rule or regulation;

(v) any encumbrance or restriction pursuant to customary non-assignment provisions of any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary;

(vi) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien;

(vii) any encumbrance or restriction pursuant to a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

(viii) any encumbrance or restriction pursuant to or under any other Indebtedness of Restricted Subsidiaries permitted to be incurred after the Effective Date pursuant to the provisions of Section 1008 or under any Preferred Equity Interests;

(ix) restrictions on cash, Temporary Cash Investments or other deposits or net worth requirements imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(x) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(xi) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 1012 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery;

(xii) customary provisions in joint venture, operating or other similar agreements, asset sale agreements and stock sale agreements in connection with the entering into of such transaction;

(xiii) purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business that impose restrictions of the nature described in clause (iv) in the immediate preceding paragraph on the property so acquired;

(xiv) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business (including leases or licenses of intellectual property) that impose restrictions of the type described in clause (d) in the immediate preceding sentence on the property subject to such lease, license, contract or agreement;

(xv) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

(xvi) existing under, by reason of or with respect to Indebtedness incurred under Section 1008(ix); provided that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(xvii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; or

(xviii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvii) or in this clause (xviii), provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

For purposes of determining compliance with this Section 1017 (i) the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 1018. Limitation on Activities of Escrow Sub.

(a) Prior to the Escrow Merger, Escrow Sub’s primary activities shall be restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from, Parent or any of its parent companies, performing its obligations in respect of the Notes, this Indenture, the Escrow Agreement and the purchase agreement with the Initial Purchasers of the Notes, granting Liens in favor of the Trustee for the benefit of the Holders of the Notes, redeeming the Notes, to the extent required by this Indenture, and conducting such other activities as are necessary or appropriate to carry out the activities described above or related to the Transactions.

(b) Prior to the Escrow Merger, Escrow Sub shall not own, hold or otherwise have any interest in any assets other than the Escrow Account and the Escrow Property, cash and Temporary Cash Investments.

(c) Prior to the Escrow Merger, Escrow Sub shall not (i) make any Restricted Payment, except Investments deemed to exist by virtue of the Escrow Agreement; (ii) incur any Indebtedness except the Notes; (iii) incur any Liens except in favor of the Trustee or the Escrow Agent for their own benefit and for the benefit of the Holders of the Notes; (iv) enter into any merger, consolidation or sale of all or substantially all of its assets; (v) make any Asset Sale, except the liquidation of Escrow Property and the release of the amounts in the Escrow Account in accordance with the terms of the Escrow Agreement; or (vi) engage in any transaction with its Affiliates; except, in the case of each of the foregoing, (A) to the extent permitted by and made in accordance with Section 1018(b) or (B) in the ordinary course of business or necessary or advisable in connection with or to effectuate the Escrow Merger or to pay any fees or expenses (including fees and expenses of Parent) relating to the Escrow Merger.

(d) To the extent the Issuer or any Restricted Subsidiary has incurred Indebtedness, made any Restricted Payments, consummated any Asset Sale or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the date of the Escrow Merger, such actions and activities will be treated and classified (including but not limited to (i) impacting relevant baskets and (ii) determining whether a Default or Event of Default would have occurred) as if this Indenture and the covenants set forth herein had applied to the Issuer and its Restricted Subsidiaries during such period; provided that no such Default or Event of Default will be deemed to have occurred if such Default or Event of Default no longer exists immediately following the consummation of the Escrow Merger.

Section 1019. Reports and Other Information.

(a) Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders, within the time periods specified in the Commission’s rules and regulations (as in effect on the Effective Date) for non-accelerated filers:

(1) all quarterly and annual financial information that would be required to be contained in a filing by a non-accelerated filer with the Commission on Forms 10-Q and 10-K (or any successor or comparable forms) if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

(b) In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clause (1) and (2) of Section 1019(a) of this covenant with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuer will be deemed to have furnished to the holders the reports referred to in clauses (1) and (2) of Section 1019(a) if the Issuer has either (i) filed such reports with the Commission (and such reports are publicly available) or (ii) posted such reports on the Issuer Website and issued a press release in respect thereof. For purposes of this Section 1019, the term “Issuer Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.mediageneral.com or such other address as the Issuer may from time to time designate in writing to the holders and the Trustee. In addition, for so long as any Notes remain outstanding, the Issuer will furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) At any time that any of the Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d) If at any time any direct or indirect parent company of the Issuer becomes a guarantor of the Notes (there being no obligation of such parent to do so), the reports, information and other documents required to be filed and furnished to the holders pursuant to this Section 1019 may, at the option of the Issuer, be filed by and be those of such parent rather than the Issuer, and, for the avoidance of doubt, the Issuer will not, nor be obligated under this Indenture to, file or furnish any of the reports, information and other documents pursuant to this Section 1019; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) Notwithstanding the foregoing, the foregoing requirements shall be deemed satisfied prior to the commencement of the registered exchange offer or the effectiveness of the shelf registration statement by the filing with the Commission of the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

(f) Notwithstanding anything herein to the contrary, any failure to comply with this Section 1019 shall be automatically cured when the Issuer or any direct or indirect parent of the Issuer, as the case may be, provides all required reports to the Holders of the Notes or files all required reports with the Commission.

(g) Delivery of such reports, information and documents, if any, to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 1020. Statement by Officers as to Default.

(a) The Issuer shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Issuer ending after the Issue Date, a written statement signed by any one Officer of the Issuer or Parent, who shall be the principal executive officer or a Financial Officer of the Issuer or Parent, stating whether or not, after a review of the activities of the Issuer during such year and of the Issuer’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuer has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Issuer shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officer’s Certificate specifying such Default, Event of Default, notice or other action within ten Business Days of its occurrence.

Section 1021. Waiver of Certain Covenants.

The Issuer or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 through 1019, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition (including without limitation, consent obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Notwithstanding anything to the contrary herein, this Section 1021 shall not affect or limit the provisions of Article Nine.

Section 1022. Effectiveness of Covenants upon an Investment Grade Rating Event.

(a) Upon and after the occurrence of an Investment Grade Rating Event, the covenants under Sections 1008, 1009, 1010, 1012, 1014, 1017 and 1019 shall be suspended.

(b) Upon and after the occurrence of an Investment Grade Rating Event, the provision set forth in Section 801(a)(iii) shall be suspended.

During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of the Subsidiaries as Unrestricted Subsidiaries.

Notwithstanding the foregoing, if the rating assigned by either Rating Agency should subsequently decline to below an Investment Grade Rating, the foregoing covenants shall be reinstituted as of and from the date of such rating decline; provided, however, no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Guarantees with respect to the foregoing suspended covenants based on, and none of the Issuer or any of the Restricted Subsidiaries or Guarantors shall bear any liability for, any actions taken or events occurring during the period the foregoing covenants were suspended, or any actions taken at any time pursuant to any contractual obligation arising prior to the date the foregoing covenants were reinstated, regardless of whether such actions or events would have been permitted if the applicable suspended covenants remained in effect during such period. On the date the foregoing covenants are reinstated, all Indebtedness incurred during the suspension period shall be deemed to have been outstanding on the Effective Date, so that it is classified as permitted under Section 1008(b)(iv), all Liens incurred during the suspension period shall be deemed to have been incurred under Section 1011(c)(i) and all Investments made during the suspension period shall be deemed to have been incurred under clause (vi) of the definition of “Permitted Investment.” Calculations under the reinstated Section 1009 shall be made as if Section 1009 had been in effect since the Effective Date except that no Default or Event of Default shall be deemed to have occurred solely by reason of a Restricted Payment made while Section 1009 was suspended.

Section 1023. Additional Interest Notice.

In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than five (5) Business Days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Rights of Redemption.

(a) Except as described in this Section 1101, the Notes are not redeemable until November 15, 2017. The Notes will be subject to redemption at any time on or after November 15, 2017, at the Issuer’s option, in whole or in part, on not less than 10 nor more than 60 days’ prior notice in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning November 15 of the years indicated below:

Year	Redemption Price

2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

(b) At any time and from time to time on or prior to November 15, 2017, the Issuer may redeem Notes issued under this Indenture with funds in an amount not exceeding the net proceeds of one or more Equity Offerings by the Issuer or any direct or indirect parent of the Issuer, to the extent such proceeds are contributed to the equity capital (other than Disqualified Equity Interests) of the Issuer or used to purchase Equity Interests (other than Disqualified Equity Interests) of the Issuer from it, at 105.875% of the aggregate principal amount, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that:

(1) at least $200,000,000 aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under this Indenture remains outstanding after each such redemption and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

(c) At any time prior to November 15, 2017, upon not less than 10 nor more than 60 days’ prior notice, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d) (i) Other than as set forth above in this Section 1101(d), the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(ii)	If the Issuer notifies the Escrow Agent that (a) the Issuer has determined that the conditions provided in the Escrow Officer’s Certificate will not be satisfied on or before the Redemption Deadline or (b) the LIN Merger Agreement has been terminated, the Issuer will cause a notice of a Special Mandatory Redemption to be sent to the Holders of the Notes in accordance with the procedures of The Depository Trust Company applicable to Global Notes, no later than the Business Day after the date of such termination or three business days prior to the Redemption Deadline in the event the conditions provided in the Escrow Officer’s Certificate have not yet been satisfied and the Notes will be redeemed no later than three Business Days following the date of such notice.

(ii)

In the event that a Special Mandatory Redemption notice is provided because the conditions provided in the Escrow Officer’s Certificate have not been satisfied by the date that is three Business Days prior to the Redemption Deadline, such notice will be revocable by the Issuer until 9:00 a.m. (Eastern time) on the Business Day prior to the

Redemption Deadline upon satisfaction of the conditions provided in the Escrow Officer’s Certificate. If the Escrow Officer’s Certificate is not received by 9:00 a.m. (Eastern time) on the Business Day prior to the Redemption Deadline, then the Escrow Agent shall, without the requirement of notice to or action by the Issuer, or any other person, promptly release the Escrowed Funds to the Trustee for the redemption of the Notes on the Redemption Deadline at 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the redemption date (which date will, in any event, not be later than the Redemption Deadline) (the “Special Mandatory Redemption”).

Section 1102. Applicability of Article.

Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 1103. Election to Redeem; Notice to Trustee.

Other than as provided in Section 1101(d), if the Issuer elects to redeem any Notes pursuant to Section 1101, the Issuer shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 1105 but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price. The Notes to be redeemed shall be selected pursuant to Section 1104.

Section 1104. Selection of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected from the Outstanding Notes not previously called for redemption in accordance with the applicable procedures of the Depository, and the amounts to be redeemed shall be equal to $2,000 or any integral multiple of $1,000 in excess thereof, subject to the requirements of the Depositary.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 1105. Notice of Redemption.

Other than as provided in Section 1101(d), notice of redemption shall be given not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

(d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that on the Redemption Date the Redemption Price shall become due and payable upon each such Note or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

(h) the CUSIP number, if any, relating to such Notes.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, delivered at least five Business Days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee) by the Trustee in the name and at the expense of the Issuer.

The notice if sent in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice to any Holder of any Note designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of any other Note.

Notices of redemption may be given prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at the Issuer’s discretion, be subject to one of more conditions precedent, including, but not limited to, completion of an Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 1106. Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

Section 1107. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

If the optional Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

Section 1108. Notes Redeemed or Purchased in Part.

Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Issuer, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Note Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased; provided, that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Section 1109. Calculations with respect to Redemptions.

The Issuer or its agents shall be responsible for making all calculations called for in connection with any redemption of the Notes. The Issuer shall make all calculations in good faith and using commercially reasonable standards, and absent manifest error, such calculations shall be final and binding on Holders of the Notes.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 1201. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein, rights to payment, including Additional Interest, and rights to replacement of stolen, lost or mutilated Notes expressly provided for) and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all the Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 or (ii) all Notes for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2) all such Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) shall become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (2)(x),(y) or (z) above, has irrevocably deposited or caused to be deposited with the Trustee funds (including U.S. dollars), U.S. government obligations or a combination thereof in trust sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and accrued interest and Additional Interest, if any, at such Stated Maturity or Redemption Date;

(b) the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer or any Guarantor; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge shall not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than this Indenture).

Opinions of Counsel required to be delivered under this Section 1201 may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 606 and, if funds (including U.S. dollars), U.S. government obligations or a combination thereof shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 1201, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1003 shall survive.

Section 1202. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all funds (including U.S. dollars), U.S. government obligations or a combination thereof deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture (including, without limitation, Section 605), to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such funds (including U.S. dollars), U.S. government obligations or a combination thereof have been deposited with the Trustee.

ARTICLE THIRTEEN

GUARANTEE

Section 1301. Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Thirteen, hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the extent lawful, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and, which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

Each Guarantor agrees that its obligations under this Indenture and its Guarantee shall rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is expressly subordinated to its obligations under this Indenture and its Guarantee, in which case its obligations under this Indenture and its Guarantee shall rank senior in right of payment to such other Indebtedness. Each Guarantor further agrees (to the extent lawful) that its obligations under this Indenture and its Guarantee may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article Thirteen notwithstanding any extension or renewal of its obligations under this Indenture or its Guarantee.

Section 1302. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each of the Guarantors’ liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Issuer under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

(b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise, unless required by applicable law) in lawful currency of the United States of America.

(c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders of the Notes.

(d) Each Guarantor’s liability under this Guarantee to pay or perform or cause the performance of the Indenture Obligations shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

(e) Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Issuer to any Guarantor.

Section 1303. Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Issuer under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Issuer and whether or not the Issuer is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Issuer or any other Person under this Indenture or the Notes, or any agreement or instrument relating to any of the foregoing;

(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Issuer, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

(c) the taking of security from the Issuer, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e) the abstention from taking security from the Issuer, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f) any loss, diminution of value or lack of enforceability of any security received from the Issuer, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g) any other dealings with the Issuer, any Guarantor or any other Person, or with any security;

(h) the Trustee’s or the Holders’ acceptance of compositions from the Issuer or any Guarantor;

(i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Issuer, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Issuer or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, if any, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any such collateral;

(j) the release or discharge of the Issuer or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k) any change in the name, business, capital structure or governing instrument of the Issuer or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l) the sale of the Issuer’s or any Guarantor’s business or any part thereof;

(m) subject to Section 1314, any merger or consolidation, arrangement or reorganization of the Issuer, any Guarantor, any Person resulting from the merger or consolidation of the Issuer or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Issuer or any Guarantor;

(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Issuer or its assets or any resulting discharge of any obligations of the Issuer (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

(o) subject to Section 1314, any arrangement or plan of reorganization affecting the Issuer or any Guarantor;

(p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Issuer or any Guarantor; or

(q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Issuer or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 1304. Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Issuer under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Issuer or any part thereof.

Section 1305. Waivers.

(a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Issuer of any of the terms, covenants, conditions and provisions of this Indenture or the

Notes or any other notice whatsoever to or upon the Issuer or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

(b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Issuer, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)	initiate or exhaust any rights, remedies or recourse against the Issuer, any Guarantor or any other Person;

(ii)	value, realize upon, or dispose of any security of the Issuer or any other Person held by the Trustee or the Holders; or

(iii)	initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

Section 1306. The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Issuer has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Issuer or if any of the Indenture Obligations owing by the Issuer to the Trustee or the Holders becomes irrecoverable from the Issuer by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Issuer have been discharged, or such earlier time as Section 402 shall apply to the Notes and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 1307. Fraudulent Conveyance; Contribution; Subrogation.

(a) Each Guarantor that is a Subsidiary of the Issuer, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor as of the Effective Date, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

Section 1308. Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Issuer and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 1309. Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

Section 1310. No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Thirteen and this Guarantee by reason of any further default or defaults under Article Thirteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Issuer.

Section 1311. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b) Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 1312. Trustee’s Duties; Notice to Trustee.

(a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Issuer, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 1313. Successors and Assigns.

All terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

Section 1314. Release of Guarantee.

Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen. Upon the delivery by the Issuer to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Issuer in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

In addition the Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(a) the sale, disposition or other transfer (including through merger or consolidation) of the Equity Interests of such Guarantor to a Person other than Parent, the Issuer or a Restricted Subsidiary if after such sale, disposition or other transfer, such Guarantor is no longer a Restricted Subsidiary, or the sale, disposition or other transfer of all or substantially all the assets of such Guarantor, in each case if such sale, disposition or other transfer is made in compliance with this Indenture,

(b) (i) the Issuer designating such Guarantor to be (A) an Unrestricted Subsidiary in accordance with the provisions set forth under Section 1009 and the definition of “Unrestricted Subsidiary,” or (B) an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary,” or (ii) such Guarantor becoming a Foreign Subsidiary in accordance with the definition of “Foreign Subsidiary,”

(c) in the case of any Restricted Subsidiary that is required to guarantee the Notes pursuant to Section 1014 the release or discharge of the guarantee by such Restricted Subsidiary of all Indebtedness of the Issuer or any Restricted Subsidiary or the repayment of all Indebtedness or Disqualified Equity Interests, in each case, which resulted in the obligation of such Restricted Subsidiary to guarantee the Notes, except if a release or discharge is by or as a result of payment under such other guarantee and a Default or Event of Default would occur thereby,

(d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article Four or if the Issuer’s obligations under this Indenture are satisfied and discharged in accordance with Article Twelve, or

(e) the merger or consolidation of such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Guarantor following the transfer of all or substantially all of its assets to the Issuer or another Guarantor.

The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 1314 shall not preclude the future applications of Section 1014 to such Person.

Section 1315. Execution of Guarantee.

To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 206, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed (1) on behalf of each corporate Guarantor by an Officer of such Guarantor, (2) on behalf of each Guarantor that is a partnership, by one or more of its general partners and (3) by each Guarantor that is a limited liability company, by one or more of its managers or by its sole member. The signature of any of these officers, partners, managers, or members on the Notes may be manual or facsimile. Each Guarantor hereby agrees that its Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Guarantee in the form set forth in Section 206.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MEDIA GENERAL FINANCING SUB, INC., as Issuer

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT A

[Form of Regulation S Certificate]

REGULATION S CERTIFICATE

(For transfers pursuant to § 307(a)(i) of the Indenture referred to below)

The Bank of New York Mellon,

as Notes Registrar

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration

Re: 5.875% Senior Notes due 2022 of Media General Financing Sub, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of November 5, 2014 (the “Indenture”), among Media General Financing Sub Inc., a Delaware corporation (the “Issuer”), the guarantors party thereto, and The Bank of New York Mellon, as trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to US$         aggregate principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

CURRENTLY IN BOOK-ENTRY FORM: Yes No (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who shall take delivery in the form of a Regulation S Global Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

(A) the Owner is not a distributor of the Notes, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;

(B) the offer of the Specified Notes was not made to a person in the United States;

(C) either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and

(F) the transaction is not, and is not a part of, a plan or scheme to evade the registration requirements of the Securities Act.

(2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Notes were last acquired from the Issuer or from an affiliate (as such term is defined in Rule 144) of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the initial purchasers of the Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B

[Form of Restricted Notes Transfer Certificate]

RESTRICTED SECURITIES TRANSFER CERTIFICATE

(For transfers pursuant to Section 307(a)(ii) of

the Indenture referred to below)

The Bank of New York Mellon,

as Notes Registrar

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration

Re:	5.875% Senior Notes due 2022 (the “Notes”)

Reference is made to the Indenture, dated as of November 5, 2014 (the “Indenture”), among Media General Financing Sub, Inc., a Delaware corporation (the “Issuer”), the guarantors party thereto and The Bank of New York Mellon, as trustee. Terms used herein and defined in the Indenture, Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to US$         aggregate principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

CURRENTLY IN BOOK-ENTRY FORM: Yes No (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who shall take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States. Accordingly, the Owner hereby further certifies as:

(1)	Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A)	the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(C)	the transaction is not, and is not part of, a plan or scheme to evade the registration requirements of the Securities Act.

(2)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Notes were last acquired from the Issuer or from an affiliate (as such term is defined in Rule 144) of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the initial purchasers of the Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C

[Form of Restricted Notes Transfer Certificate]

RESTRICTED SECURITIES TRANSFER CERTIFICATE

(For transfers pursuant to Section 307(a)(iii) of

the Indenture referred to below)

The Bank of New York Mellon,

as Notes Registrar

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration

Re:	5.875% Senior Notes due 2022 (the “Notes”)

Reference is made to the Indenture, dated as of November 5, 2014 (the “Indenture”), among Media General Financing Sub, Inc., a Delaware corporation (the “Issuer”), the guarantors party thereto and The Bank of New York Mellon, as trustee. Terms used herein and defined in the Indenture, or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to US$         aggregate principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

CURRENTLY IN BOOK-ENTRY FORM: Yes No (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who shall take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act), who purchase for their own account or for the account of such institutional “accredited investor” at least $250,000 principal amount of the Notes, or in accordance with Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby certifies as follows:

(1)	Transfers to Institutional Accredited Investors. If the transfer is to an institutional “accredited investor”:

(A)	the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7), acquiring for its own account or for the account of an institutional “accredited investor” at least $250,000 principal amount of Notes;

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on its status an institutional “accredited investor” in connection with the transfer; and

(C)	the transaction is not, and is not part of, a plan or scheme to evade the registration requirements of the Securities Act.

(2)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Notes were last acquired from the Issuer or from an affiliate (as such term is defined in Rule 144) of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the initial purchasers of the Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT D

[Form of Unrestricted Notes Certificate]

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b))

The Bank of New York Mellon,

as Notes Registrar

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration

Re: 5.875% Senior Notes due 2022 of Media General Financing Sub, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of November 5, 2014 (the “Indenture”), among Media General Financing Sub, Inc., a Delaware corporation (the “Issuer”), the guarantors party thereto, and The Bank of New York Mellon, as trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to US$         aggregate principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

CURRENTLY IN BOOK-ENTRY FORM: Yes No (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Restricted Notes Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the initial purchasers of the Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)